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                                                                   EXHIBIT 10.15


                 SERVICING RIGHTS PURCHASE AND SALE AGREEMENT

     SERVICING RIGHTS PURCHASE AND SALE AGREEMENT, dated the 30th day of January, 1998 (the "Agreement"), by and between FIRST NATIONWIDE MORTGAGE CORPORATION (the "Purchaser") and COLE TAYLOR BANK (the "Seller").

                                 W1TNESSETH:

     WHEREAS, Seller owns the right to service certain one-to-four family residential mortgage loans with an aggregate outstanding principal balance, as of October 31, 1997, of approximately $310,000,000, each of which loans is identified on Exhibit A attached hereto (the "Mortgage Loans");

     WHEREAS, on the terms and subject to the conditions set forth herein, Seller desires to sell, transfer and assign to Purchaser all of Seller's right, title and interest to service the Mortgage Loans (the "Servicing Rights"), and Purchaser desires to purchase and assume all right, title and interest in and to the Servicing Rights.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the parties hereto agree as follows:


                                  ARTICLE I

                         DEFINITIONS AND CONSTRUCTION


     1.1 Definitions. As used in this Agreement, the following terms shall have the meanings specified below.

     "Advances": The moneys that have been advanced by Seller from its funds in connection with its servicing of the Mortgage Loans in accordance with the Applicable Requirements (including, without limitation, advances for principal, interest, taxes, ground rents, assessments, insurance premiums and other costs, fees and expenses pertaining to the acquisition of title to and preservation and repair of Mortgaged Properties) and for which Seller has a right of reimbursement from Mortgagors, Agencies, Insurers, Investors or otherwise.

     "Agencies": FHLMC, FNMA, IHDA, FHA, VA and State Agencies, as applicable.

     "Agreement": This Servicing Rights Purchase and Sale Agreement, including all amendments hereof and supplements hereto, and all Exhibits and Schedules attached hereto or delivered pursuant hereto.

     "Ancillary Fees": Charges for late Mortgage Loan Payments, charges for dishonored checks, pay-off fees, assumption fees, commissions and administrative fees on insurance, all income earned or that could be earned in connection with the solicitation of Mortgagors, and similar fees and charges collected from or assessed against the Mortgagor, other than those charges payable to an Agency or Investor under the terms of the Servicing Agreements.



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     "Applicable Percentage": One hundred thirty-eight basis points (1.38%).

     "Applicable Requirements": As of the time of reference, (i) all contractual obligations of Seller and any Originators or Prior Services with respect to the Servicing Rights, including without limitation those contractual obligations contained in the Servicing Agreements, in any agreement with any Agency, Insurer, Investor or other Person or in the Mortgage Loan Documents for which Seller, or any Originator or Prior Servicer, is responsible or at any time was responsible; (ii) all federal, state and local laws, statutes, rules, regulations and ordinances applicable to Seller, any Originators or Prior Servicers, or to the Servicing Rights or the origination, purchase, sale, enforcement and insuring or guaranty of, or filing of claims in connection with, the Mortgage Loans, including without limitation the applicable requirements and guidelines of any Agency, Investor or Insurer, or any other governmental agency, board, commission, instrumentality or other governmental or quasi-governmental body or office; (iii) all other judicial and administrative judgments, orders, stipulations, awards, writs and injunctions applicable to Seller, any Originators or Prior Servicers, the Servicing Rights or the Mortgage Loans; and (iv) all Investor and Agency guides, manuals, handbooks, bulletins, circulars, announcements, issuances, releases, letters, correspondence and other instructions applicable to the Servicing Rights.

     "Assignments of Mortgage Instruments": A written instrument that, when recorded in the appropriate office of the local jurisdiction in which the related Mortgaged Property is located, will reflect the transfer of the Mortgage Instrument identified therein from the transferor to the transferee named therein.

     "Bankruptcy Loan": A Mortgage Loan with respect to which, as of the Sale Date, the Mortgagor thereof has sought relief under or has otherwise been subjected to the federal bankruptcy laws (including, without limitation, chapter 7) or any other similar federal or state laws of general application for the relief of debtors, through the institution of appropriate proceedings, and such proceedings are continuing.

     "Business Day": Any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in the State of Maryland are required by law or executive order to be closed.

     "Buydown": The waiver by Purchaser (or by Seller during the Interim Period) of a portion of the indebtedness of a Mortgage Loan, which can take the form of a reduction of the principal, a credit to escrow or unapplied funds accounts, the forgiveness of accrued interest or any combination of the foregoing, and which causes the VA to pay off the remaining amount of the indebtedness owed and acquire the Mortgaged Property.

     "Buydown Loss": The portion, if any, of the indebtedness waived by Purchaser (or by Seller during the Interim Period) in order to effect a Buydown.

     "Claim": Any claim, demand or litigation related to the Mortgage Loans or this Agreement.

     "Custodial Accounts": The accounts in which Custodial Funds are deposited and held by Servicer.

     "Custodial Funds": All funds held by Seller with respect to the Mortgage Loans, including, but not limited to, all principal and interest funds and any other funds due Investors, buydown funds, funds for the payment of taxes, assessments, insurance premiums, ground rents and similar charges, funds from hazard insurance loss drafts and other mortgage escrow and impound amounts (including interest

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accrued thereon for the benefit of the Mortgagors under the Mortgage Loans, if required by law or contract) maintained by Seller relating to the Mortgage
Loans.

     "Delinquent Loan": A Mortgage Loan that as of a specified date is ninety
(90) days or more past due. A Mortgage Loan is ninety (90) days or more past due if a Mortgage Loan Payment due on the first day of a month is not paid by the last calendar day of the second succeeding month.

     "Effective Date": The date set forth in the introductory phrase of this Agreement.

     "Excluded Loan": Any Mortgage Loan that, as of the Sale Date, is a Bankruptcy Loan, Delinquent Loan, Forbearance Loan, Foreclosure Loan or Litigation Loan.

     "Federal Funds Rate": The "high" interest rate for reserves traded among commercial banks for overnight use in amounts of one million dollars ($1 million) or more, as reported by The Wall Street Journal under "Federal Funds" rates as of the first Business Day of each month.

     "FHA": The Federal Housing Administration of the United States Department of Housing and Urban Development, or any successor thereto.

     "FHLMC": The Federal Home Loan Mortgage Corporation, or any successor thereto.

     "FNMA": The Federal National Mortgage Association, or any successor thereto.

     "Forbearance Loan": A Mortgage Loan with respect to which, as of the Sale Date, a written agreement is in effect pursuant to which the Mortgagor pays less than the monthly payment provided for in the original Mortgage Loan Documents.

     "Foreclosure": The procedure pursuant to which a lienholder acquires title to a Mortgaged Property in a foreclosure sale, or a sale under power of sale, or other acquisition of title to the Mortgaged Property based upon a default by the Mortgagor under the Mortgage Loan Documents, under the law of the state wherein the Mortgaged Property is located.

     "Foreclosure Loan": A Mortgage Loan with respect to which, as of the Sale Date, the first action necessary to be taken to commence proceedings in Foreclosure has been taken or may be taken under the terms of the applicable Mortgage Loan Documents and Servicing Agreement at the election of the mortgagee or Servicer.

     "IHDA": The Illinois Housing Development Authority, or any successor thereto.

     "Insurer" or "Insurers": FHA, VA or any private mortgage insurer and any insurer or guarantor under any standard hazard insurance policy, any federal flood insurance policy, any title insurance policy, any earthquake insurance policy or other insurance policy, and any successor thereto, with respect to the Mortgage Loan or the Mortgaged Property.

     "Interim Period": The period of time between the Sale Date and the applicable Transfer Date.

     "Interim Servicing Agreement": That certain Interim Servicing Agreement of even date herewith by and between Seller and Purchaser and attached hereto as Exhibit B.

     "Investor" or "Investors": FHLMC, FNMA and/or IHDA, as applicable.

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     "Investor Consent": The written consent of FHLMC, FNMA or IHDA to the transfer of the applicable Servicing Rights from Seller to Purchaser, without adverse modification to the rights of the Servicer with respect thereto.

     "Litigation Loan": A Mortgage Loan with respect to which, as of the Sale Date, a Claim is pending or threatened relating to the Mortgage Loan the adverse outcome of which could have a material adverse effect on the Servicing Rights to such Mortgage Loan.

     "Loss" or "Losses": Any and all losses, damages, deficiencies, claims, costs or expenses, including without limitation costs of investigation, attorneys' fees and disbursements, and internal and administrative costs and expenses.

     "Mortgage Escrow Payments": The portion, if any, of the Mortgage Loan Payment in connection with a Mortgage Loan that relates to funds for the payment of taxes, assessments, insurance premiums, ground rents and similar charges, and other mortgage escrow amounts.

     "Mortgage File": Those documents (which, to the extent required by the Applicable Requirements, shall include original documents) related to the origination and servicing of the Mortgage Loans; the Mortgage Loan Documents with respect to each Mortgage Loan; the related credit and closing packages; all disclosures; all custodial documents; all documents required to be delivered to Purchaser pursuant to the Servicing Transfer Instructions; and all other files, books, records and documents necessary to (i) establish the eligibility of the Mortgage Loans for insurance by an Insurer or sale to or pooling by the Investor; (ii) service the Mortgage Loans in accordance with Applicable Requirements; and (iii) otherwise comply with Applicable Requirements regarding the Mortgage Loan documentation to be maintained by the Servicer of the Mortgage Loans or its document custodian.

     "Mortgage Instrument": Any deed of trust, security deed, mortgage, security agreement or any other instrument which constitutes a first-lien on real estate (or shares of stock in the case of cooperatives) securing payment by a Mortgagor of a Mortgage Note.

     "Mortgage Loan Documents": The Mortgage Instruments and Mortgage Notes.

     "Mortgage Loan Payment": With respect to a Mortgage Loan, the amount of each monthly installment on such Mortgage Loan, whether principal and interest or interest alone or escrow or other payment, required or permitted to be paid by the Mortgagor in accordance with the terms of the Mortgage Loan Documents.

     "Mortgage Loans": The one-to-four family residential mortgage loans as to which Seller is the owner of the Servicing Rights, detailed and included on Exhibit A attached hereto. Mortgage Loans shall not include (i) any loan which has been bought out of a Pool, or (ii) any real property owned by Seller (whether for its own account or on behalf of an Investor, FHA or VA) as a result of Foreclosure.

     "Mortgage Note": The promissory note executed by a Mortgagor and secured by a Mortgage Instrument evidencing the indebtedness of the Mortgagor under a Mortgage Loan.

     "Mortgaged Property": The one- to four-family residential real property that is encumbered by a Mortgage Instrument, including all buildings and fixtures thereon.

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     "Mortgagor": Any obligor under a Mortgage Note and Mortgage Instrument.

     No Bid": A delinquent Mortgage Loan with respect to which the VA has notified Purchaser or Seller that the VA intends to exercise its option to pay the amount guaranteed by the VA (and relinquish all rights with respect to the Mortgaged Property to Purchaser or Seller, as the case may be).

     "Originator": With respect to any Mortgage Loan, the Person(s) that performed one or more of the following functions: (i) took the loan application, (ii) processed the loan application, (iv) underwrote the loan application, and/or (iv) closed or funded the Mortgage Loan.

     "Parties": Seller and Purchaser.

     "Person": An individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an unincorporated association or organization, a government body, agency or instrumentality or any other entity.

     "Pool": One or more Mortgage Loans that have been aggregated pursuant to the requirements of the applicable Investor, and have been pledged to secure securities.

     "Prior Servicer: Any Person that was a Servicer of any Mortgage Loan before Seller became the Servicer of the Mortgage Loan.

     "Purchase Price": The total amount to be paid by Purchaser pursuant to
Section 3.1 to acquire the Servicing Rights.

     "Purchaser": As defined in the introductory phrase of this Agreement.

     "Sale Date": January 30, 1998, the date on which Purchaser acquires all of Seller's economic right, title and interest in and to the Servicing Rights.

     "Seller": As defined in the introductory phrase of this Agreement.

     "Servicer": The Person contractually obligated to administer the Servicing Rights under the Servicing Agreements.

     "Servicing Agreements": The contracts, and all applicable rules, regulations, procedures, manuals and guidelines incorporated therein defining the rights and obligations of the Investors and Servicer, with respect to the servicing of the Mortgage Loans.

     "Servicing Fee": The annual amount payable to Servicer under the applicable Servicing Agreement related to a Mortgage Loan as consideration for servicing the Mortgage Loan, expressed as a percentage.

     "Servicing Rights": The rights and obligations of Servicer to administer, collect the payments for the reduction of principal and application of interest, collect payments on account of taxes and insurance, pay taxes and insurance, remit collected payments, provide foreclosure services, provide full escrow administration and any other obligations required by any Agency, Investor or Insurer in, of, for or in connection with the Mortgage Loans pursuant to the Servicing Agreements, together with the right to receive the Servicing Fee and any Ancillary Fees arising from or connected to the Mortgage Loans, and all rights, powers and privileges incident to any of the foregoing.


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     "Servicing Transfer Instructions": The instructions, attached hereto as
Exhibit C, detailing the procedures pursuant to which Seller shall effect the transfer of the Servicing Rights, the Advances, the Custodial Funds, the Mortgage Files and the Servicing Agreements to Purchaser.

     "State Agency": Any state or local agency with authority to (i) regulate the business of Purchaser or Seller, including without limitation any state or local agency with authority to determine the investment or servicing requirements with regard to mortgage loans originated, purchased or serviced by Purchaser or Seller, or (ii) originate, purchase or service mortgage loans, or otherwise promote mortgage lending, including without limitation state and local housing finance authorities.

     "Trailing Documents": Those documents that are unavailable to Seller on the applicable Transfer Date as a result of the transactions described herein (but not as a result of the acts or omissions of Seller or any Originator or Prior Servicer), such as recorded Mortgage Instruments, recorded Assignments of Mortgage Instruments, government insurance certificates and title policies, which have not yet been received back from the appropriate recording office or Insurer.

     "Transfer Date": The date on which, pursuant to the applicable Investor Consent, Purchaser shall commence servicing, and acquire all of Seller's legal right, title and interest in and to the applicable Servicing Rights.

     "VA": The United States Department of Veterans Affairs or any successor thereto.

     1.2. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) Terms used in this Agreement have the meanings assigned to them in this Agreement (as defined herein), and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender.

     (b) Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

     (c) References herein to a "section," shall be to the specified section(s) of this Agreement and shall include all subsections of such section(s).

     (d) The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provisions.

     (e) Section headings and other similar headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any of its provisions.

     (f) Each reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder.

                                  ARTICLE II

                 SALE OF SERVICING RIGHTS AND RELATED MATTERS



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     2.1 Items to be Sold. Transferred and Assigned. Upon the terms and subject to the conditions of this Agreement, and subject to the Applicable
Requirements, Seller should on and as of the Sale Date, sell, transfer and assign to Purchaser, and Purchaser shall purchase and assume from Seller, all beneficial right, title, interest of Seller in and to (i) the Servicing Rights,
(ii) the Advances, (iii) the Custodial Funds and (iv) the Mortgage Files. On and as of the applicable Transfer Date, Purchaser shall have the exclusive right to receive all and to enter into arrangements that generate, Ancillary Fees with respect to the Mortgage Loans.

     2.2 Evidence of Sale. Prior to the applicable Transfer Date, Purchaser and Seller shall execute and deliver the documents required by each Investor in connection with the transfer of the Servicing Rights hereunder, in form and substance reasonably satisfactory to Purchaser and Seller, and shall execute and deliver such other instruments or documents as Purchaser shall reasonably determine are necessary or appropriate to evidence the transactions contemplated hereby.

     2.3 Interim Servicing. Simultaneously with the execution of this Agreement, Purchaser and Seller shall execute and deliver the Interim Servicing Agreement between Purchaser and Seller, providing for the servicing of the Mortgage Loans between the Sale Date and the applicable Transfer Date.

     2.4 Servicing Transfer Instructions. In connection with the transfer of the Servicing Rights from Seller to Purchaser pursuant to this Agreement, Seller and Purchaser shall follow the Servicing Transfer Instructions.


                                 ARTICLE III

                      PURCHASE PRICE AND RELATED MATTERS

     3.1 Purchase Price. In consideration for the transfer and sale contemplated herein of the Servicing Rights, Purchaser shall pay to Seller in the manner, and subject to the adjustments, provided for in this Article III, an amount equal to the Applicable Percentage multiplied by the aggregate outstanding principal balance, as of the Sale Date, of the Mortgage Loans other than Excluded Loans.

     3.2 Verification of Purchase Price Items.

     (a) Promptly following the Sale Date, but in no event after the date on which Purchaser is required to make the initial payment of the Purchase Price under Section 3.3(a), Seller shall provide Purchaser with a draft Schedule 3.2(a) that sets forth (i) the aggregate outstanding principal balance of all Mortgage Loans relating to the Servicing Rights as of the Sale Date and the aggregate outstanding principal balance of all Excluded Loans as of the Sale Date, and (ii) each Mortgage Loan that as of the Sale Date was an Excluded Loan, and Seller shall include appropriate supporting documentation with the Schedule. Promptly following Purchaser's receipt of the draft Schedule 3.2(a), but in no event after the date on which Purchaser is required to make the initial payment of the Purchase Price under Section 3.3(a), the Parties shall finalize such Schedule and append it hereto.

     (b) Within five (5) days following each Transfer Date, Seller shall prepare and provide Purchaser with a draft Schedule 3.2(b) that lists all Mortgage Loans (i) for which a payoff check is received by Servicer from the Sale Date to the Transfer Date and (ii) the principal balance of which was included in the calculation of the Purchase Price, and Seller shall include appropriate supporting

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documentation with such Schedule. Promptly following Purchaser's receipt of the draft Schedule 3.2(b), the Parties shall finalize such Schedule and append it hereto.

     3.3 Payment of Purchase Price by Purchaser. The Purchase Price shall be paid by Purchaser to Seller as follows:

     (a) Sale Date Related Payment. Upon the finalization of Schedule 3.2(a) by the Parties, Purchaser shall pay to Seller an amount equal to twenty percent (20%) of the Purchase Price.

     (b) Transfer Date Related Payments. By the fifth (5th) Business Day following each applicable Transfer Date, subject to Purchaser's receipt of (i) all Custodial Funds, and (ii) substantially all of the Mortgage Files, delivery of which is in conformity with the Servicing Transfer Instructions and is confirmed by Purchaser within a reasonable period of time following receipt, Purchaser shall pay to Seller an amount equal to ninety percent (90%) of the applicable portion of the Purchase Price less the applicable portion of the amount paid to Seller under Section 3.3(a) above.

     (c) Final Payment. Thirty (30) days following the final Transfer Date, subject to (i) Purchaser's receipt of all Custodial Funds and Mortgage Files, delivery of which is in conformity with the Servicing Transfer Instructions and is confirmed by Purchaser within a reasonable period of time following receipt, and (ii) Seller's fulfillment of all of its other obligations hereunder, Purchaser shall pay to Seller the remaining unpaid portion of the Purchase Price.

     3.4 Escrows and Advances; Reconciliation. Unless otherwise set forth in the Servicing Transfer Instructions, within three (3) Business Days following each Transfer Date, (a) Seller shall remit and deliver to Purchaser, or Purchaser's designee, the Custodial Funds and all other funds and collections held by Seller in connection with the Mortgage Loans; and (b) Purchaser shall remit to Seller an amount equal to the then outstanding Advances related to the Mortgage Loans the Servicing Rights to which are being transferred on such date. Unless otherwise set forth in the Servicing Transfer Instructions, (a) within three (3) Business Days following the Sale Date, Seller shall provide to Purchaser a reconciliation, as of the Sale Date, of the Custodial Funds and Advances held as of such date; and (b) within three (3) Business Days following each Transfer Date, Seller shall provide to Purchaser a reconciliation, as of the respective Transfer Date, of the Custodial Funds and Advances held as of such date. In the event of an error in the amount of Custodial Funds transferred to Purchaser, or in the amount remitted by Purchaser to Seller for the Advances in connection with a Transfer Date, Seller shall promptly remit the appropriate amount to Purchaser or Purchaser shall promptly remit the appropriate amount to Seller, as applicable. Purchaser and Seller shall perform all of their respective obligations under this section 3.4 in accordance with the Servicing Transfer Instructions.

     3.5 Certain Adjustments and Refunds.

        3.5.1 Prepayments. Upon the finalization by the Parties of Schedule 3.2(b) (regarding certain Mortgage Loans that prepay in full), Seller shall remit to Purchaser an amount equal to the product of (i) the outstanding principal balance, as of the Sale Date, of such prepaid Mortgage Loans required to be listed in Schedule 3.2(b) and (ii) the Applicable Percentage. Seller shall be obligated to pay to Purchaser the amount required under this Section
3.5.1 and Purchaser shall have no obligation to offset such amount against any payment Purchaser is required to make to Seller under section 3.3.



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        3.5.2 NSF Payments. If Purchaser discovers that the payment on any one
(1) or more of the Mortgage Loans for the last month preceding the Sale Date was made by the Mortgagor by an "NSF" check, and that the return of such "NSF" check causes such Mortgage Loan to be ninety (90) days or more past due as of the Sale Date, such Mortgage Loan shall be treated as a Delinquent Loan as defined herein. In each case, the Purchase Price shall be adjusted accordingly and Seller shall promptly reimburse Purchaser.

        3.5.3 Adjustments. If subsequent to the payment of any portion of the Purchase Price, transfer of the Custodial Funds, payment for the Advances, or payment or transfer of any other amounts due under this Agreement to either Party, the Purchase Price or such other amounts are found to be in error, within five (5) Business Days after the receipt of information sufficient to provide notice that payment is due, the Party benefiting from the error shall pay an amount sufficient to correct and reconcile the Purchase Price, Custodial Fund, Advances or such other amounts and shall provide a reconciliation statement and such other documentation sufficient to satisfy the other Party (in such other Party's exercise of its reasonable discretion), concerning the accuracy of such reconciliation.

     3.6 Form of Payment to be Made. Unless otherwise agreed to by the Parties, all payments to be made by a Party to another Party, or such other Party's designee, shall be made by wiring immediately available funds to the accounts designated by the Party receiving the payment.


                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants as follows (it being understood that, unless otherwise expressly provided herein, each such representation and warranty is made to Purchaser as of the Effective Date and the Sale Date, and all of the representations and warranties of Seller contained herein shall survive the Sale Date and Transfer Date as provided in Section 11.4):

     4.1 Due Organization and Good Standing. Seller is a bank, duly organized, validly existing, and in good standing under the laws of the United States. Seller has, and at all relevant times has had, in full force and effect (without notice of possible suspension, revocation or impairment) all required qualifications, permits, approvals, licenses, and registrations to conduct all activities in all states in which its activities with respect to the Mortgage Loans or the Servicing Rights require it to be qualified or licensed, except where the failure of Seller to possess such qualifications, licenses, permits, approvals and registrations would not have a material adverse effect on the ability of Servicer to enforce any Mortgage Loan or to realize the full benefits of any Servicing Rights.

     4.2 Authority and Capacity. Seller has all requisite corporate power, authority and capacity to carry on its business as it is now being conducted, to execute and deliver this Agreement and the Interim Servicing Agreement and to perform all of its obligations hereunder and thereunder.

     4.3 Effective Agreement. The execution, delivery and performance of this Agreement and the Interim Servicing Agreement by Seller and consummation of the transactions contemplated hereby and thereby have been or will be duly and validly authorized by all necessary corporate or other action; this Agreement and the Interim Servicing Agreement have been duly and validly executed and delivered by Seller, and this Agreement and the Interim Servicing Agreement are valid and legally

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binding agreements of Seller enforceable against Seller in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditors rights and the discretion of a court to grant specific performance.

     4.4 No Conflict. Neither the execution and delivery of this Agreement and the Interim Servicing Agreement nor the consummation of the transactions contemplated hereby and thereby, nor compliance with their respective terms and conditions, shall (a) violate, conflict with, result in the breach of, constitute a default under, be prohibited by, or require any additional approval (except as shall have been obtained or made as of the Sale Date) under any of the terms, conditions or provisions of (i) organizational documents of Seller or (ii) of any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which Seller is now a party or by which Seller is bound, or any law, ordinance, rule or regulation of any governmental authority applicable to Seller, or any order, judgment or decree of any court or governmental authority applicable to Seller, except as would not have a material adverse effect on the Mortgage Loans, taken as a whole, or the value of the Servicing Rights, taken as a whole; or (b) result in the creation or imposition of any lien, charge or encumbrance of any nature upon, the Servicing Rights or any of the Mortgage Loans.

     4.5 Consents. Approvals and Compliance. Except for the Investor Consents, there is no requirement applicable to Seller to make any filing with, or to obtain any permit, authorization, consent or approval of, any Person as a condition to the lawful performance by Seller of its obligations hereunder. Seller is approved and in good standing with each applicable Agency, Investor and Insurer. Seller has complied with, and is not in default under, any law, ordinance, requirement, regulation, rule, or order applicable to its business or properties, the violation of which might materially and adversely affect the operations or financial condition of Seller or its ability to perform its obligations hereunder.

     4.6 Material Adverse Change. The transfer, assignment and conveyance of the Servicing Rights by Seller pursuant to this Agreement is not subject to the Hart-Scott-Rodino Antitrust Improvements Act, or the bulk transfer or any similar statutory provisions in effect in any jurisdiction, the laws of which apply to such transfer, assignment and conveyance. Seller shall continue to act as a Servicer of mortgage loans following the Transfer Dates. There has been no material adverse change in the Servicing Rights or their value since October 31, 1997.

     4.7 Insurance. Error and omissions and fidelity insurance coverage, in amounts as required by the Applicable Requirements, is in effect with respect to Seller and will be maintained until the transactions contemplated by this Agreement and the Interim Servicing Agreement have been consummated in accordance with terms hereof and thereof

     4.8 Litigation. There is no litigation, claim, demand, proceeding or governmental investigation existing or pending, or any order, injunction or decree outstanding, against or relating to Seller that could materially adversely affect the Servicing Rights being purchased by Purchaser hereunder, the Mortgage Loans, the performance by Seller of its obligations (or by Purchaser of its future obligations) under the Servicing Agreements or the performance by Seller of its obligations under this Agreement.

     4.9 Facts and Omissions. No representation, warranty or written statement made by Seller in this Agreement, in any Exhibit or Schedule to this Agreement, in the Interim Servicing Agreement, in the Magnetic Media or in any data tape provided by Seller to Purchaser hereunder, contains or will contain any material misstatement of fact or will omit to state a material Act necessary in order to make the statements in light of the circumstances in which they are made not misleading.

     4.10 Mortgage Loans and Servicing Rights.

        4.10.1 General Compliance. Each Mortgage Loan and Servicing Rights conforms in all material respects to the Applicable Requirements, and each Mortgage Loan was eligible for sale to, insurance by, or pooling to back securities issued or guaranteed by, or participation certificates issued by, the applicable Agency, Investor or Insurer upon such sale, issuance of insurance or pooling. There has been no improper act or omission or alleged improper act or omission or error by Seller or any Originator or Prior Servicer with respect to the origination underwriting or servicing of any of the Mortgage Loans. Each Mortgage Loan has been originated, underwritten and serviced in compliance with all Applicable Requirements. Seller is not otherwise in default with respect to Sellers obligations under the Servicing Agreements or Applicable Requirements.

        4.10.2 Enforceability of Mortgage Loan. Each Mortgage Loan is evidenced by a note and is duly secured by a mortgage or deed of trust, in each case, on such forms and with such terms as comply with all Applicable Requirements. Each Mortgage Note and the related Mortgage Instrument is genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditors' rights and the discretion of a court to grant specific performance. All parties to the Mortgage Note and the Mortgage Instrument had legal capacity to execute the Mortgage Note and the Mortgage Instrument and each Mortgage Note and Mortgage Instrument has been duly and properly executed by such parties. The Mortgage Loan is not subject to any rights of rescission set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage Instrument, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage Instrument unenforceable by the Seller or Purchaser, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto.

        4.10.3 Disbursement: Future Advances. The full original principal amount of each Mortgage Loan (net of any discounts) has been fully advanced or disbursed to the Mortgagor named therein, there is no requirement for future advances and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been satisfied. AD costs, fees and expenses incurred in making, closing or recording the Mortgage Loan were paid. There is no obligation on the part of Seller, or of any other party, to make supplemental payments in addition to those made by the Mortgagor. Any future advances that were made in connection with a Mortgage Loan have been consolidated with the outstanding principal amount secured by the Mortgage Instrument, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage Instrument securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy meeting the standards set forth in section 4.10.5. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

        4.10.4 Priority of Lien. Each Mortgage Instrument has been duly acknowledged and recorded or sent for recordation and is a valid and subsisting first lien, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage Instruments, except for
(i) liens for real estate taxes and special assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording, acceptable to mortgage lending institutions generally and (iii) other matters to which like properties are commonly subject which do not interfere with the benefits of the security intended to be provided by the Mortgage Instrument or the use, enjoyment, value or marketability of the related

Mortgaged Property. All tax identifications and property descriptions in the Mortgage Instrument are legally sufficient.

        4.10.5 Title Insurance. . Except for any Mortgage Loan secured by a Mortgage Property located in Iowa, as to which an opinion of counsel of the type customarily rendered in such state in lieu of title insurance has been received, a valid and enforceable title policy, or a commitment to issue such a policy (with respect to which a title policy will be received to replace such commitment), has been issued and is in full force and effect for such Mortgage Loan in the amount not less that the original principal amount of such Mortgage Loan, which title policy insures that the related Mortgage Instrument is a valid first Lien on the Mortgage Property therein described and that the Mortgaged Property is free and clear of all Liens having priority over the Lien of the Mortgage Instrument, subject to the exceptions set forth in this Section.

        4.10.6 No Default/No Waiver. There is no default, breach, violation or event of acceleration existing under any Mortgage Loan, and no event has occurred that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration. Except as permitted or required by the applicable Investor or Insurer, neither Seller nor any Originator or Prior Servicer has
(i) agreed to any material modification, extension or forbearance in connection with a Mortgage Note or Mortgage Instrument, (ii) released, satisfied or canceled any Mortgage Note or Mortgage Argument in whole or in part, (iii) subordinated any Mortgage Instrument in whole or in part, or (iv) released any Mortgaged Property in whole or in part from the lien of any Mortgage Instrument.

        4.10.7 Application of Funds. All payments received by Seller with respect to any Mortgage Loan have been remitted and properly accounted for as required by Applicable Requirements.

        4.10.8 Mortgage Insurance. Except as set forth in Schedule 4.10.8, each Mortgage Loan that has FHA insurance is identified as an FHA Loan on the Magnetic Media and, is, or is eligible in the normal course of business to be, insured pursuant to the National Housing Act. Except as set forth in Schedule 4.10.8, each Mortgage Loan that is identified as a VA Loan on the Magnetic Media is guaranteed by the VA and is, or is eligible in the normal course of business to be, guaranteed under the provisions of Chapter 37 of Title 38 of the United States Code. Except as set forth in Schedule 4.10.8, if required by FNMA or FHLMC, each conforming conventional loan is, or prior to the Sale Date will be, insured as to payment defaults by a policy of primary mortgage guaranty insurance in the amount required, and by an Insurer approved, by FNMA or FHLMC, and all provisions of such primary mortgage guaranty insurance policy have been and are being complied with, such policy is in full force and effect and all premiums due thereunder have been paid. As to each mortgage insurance or guaranty certificate, the Seller and any Originator and Prior Servicer have complied with applicable provisions of the insurance or guaranty contract and Federal statutes and regulations, all premiums or other charges due in connection with such insurance or guaranty have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty with respect to the Seller, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to each Mortgage Loan. There are no defenses, counterclaims, or rights of set-off against the Seller affecting the validity or enforceability of any mortgage insurance or guaranty with respect to a Mortgage Loan.

        4.10.9 Compliance with Laws. Seller and each Originator and Prior Servicer have complied with the Applicable Requirements pertaining to the subject matter of this Agreement, including, without limitation, the federal Fair Housing Act, federal Equal Credit Opportunity Act and Regulation B, federal Fair Credit Reporting Act, federal Truth in Lending Act and Regulation Z.

National Flood Insurance Act of 1968, federal Flood Disaster Protection Act of 1973, federal Real Estate Settlement Procedures Act and Regulation X, federal Fair Debt Collection Practices Act, federal Home Mortgage Disclosure Act, and state consumer credit and usury codes and laws. Each Originator and Prior Servicer was qualified to do business, and had all requisite licenses, permits and approvals, in the jurisdictions in which the applicable Mortgaged Properties are located, except where the failure to possess such qualifications, licenses, permits and approvals would not materially and adversely affect the enforceability of the Mortgage Loan Documents by Purchaser.

        4.10.10 Filing of Reports. Seller has filed or will file in a timely manner all reports required by the Agencies, Investors and Insurers with respect to the Mortgage Loans and the Servicing Rights. Seller has filed all IRS Forms, including but not limited to Forms 1041 Kl, 1041, 1099 INT, 1099 MISC, 1099A and 1098, as appropriate, which are required to be filed with respect to the Servicing Rights for activity that occurred on or before December 31, 1996.

        4.10.11 Custodial Accounts. All Custodial Accounts required to be maintained by Seller have been established and continuously maintained in accordance with Applicable Requirements. Custodial Funds received by Seller have been credited to the appropriate Custodial Account, and have been retained in and disbursed from the Custodial Accounts in accordance with the Applicable Requirements. Seller has analyzed the payments required to be deposited into the Custodial Accounts and adjusted the payment thereto in order to eliminate any deficiency, except with respect to Mortgage Loans originated within the twelve months prior to the Sale Date. With regard to Mortgage Loans that provide for Mortgage Escrow Payments, Seller and each Originator and Prior Servicer has (a) computed the amount of such payments in accordance with Applicable Requirements, (b) paid on a timely basis all charges and other items to be paid out of the Mortgage Escrow Payments, and when required by the applicable Servicing Agreement has advanced its own funds to pay such charges and items, and (c) delivered to the related Mortgagors the statements and notices required by Applicable Requirements in connection with Custodial Accounts, including without limitation statements of taxes and other items paid out of the Mortgage Escrow Payments and notices of adjustments to the amount of the Mortgage Escrow Payments. With respect to Mortgage Escrow Payments, there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made in accordance with the Applicable Requirements, and no Mortgage Escrow Payments or other charges or prepayments due from Mortgagor have been capitalized under any Mortgage Instrument or the related Mortgage Note. Purchaser reserves the right to independently verify the sufficiency of the Custodial Accounts, employing such industry accepted practices as, among other things, a test for minimum cash required. Should the Purchaser, the Investor(s) or an auditor determine that the Custodial Account(s) did not contain the required deposits as of the applicable Transfer Date, then Purchaser may make claim against Seller for the amount of the unrecoverable shortage (without interest thereon).

        4.10.12 Advances. The Advances are valid and subsisting accounts owing to Seller, are carried on the books of Seller at values determined in accordance with generally accepted accounting principles and are not subject to any set-off or claim that could be asserted against Seller and Seller has not received any notice from an Investor, Insurer or other Person in which the Investor, Insurer or Person disputes or denies a claim by Seller for reimbursement in connection with an Advance.

        4.10.13 Investor Remittances and Reporting. Seller and each Originator and Prior Servicer have remitted or otherwise made available to each Investor
(i) all principal and interest payments received to which the Investor is entitled under the applicable Servicing Agreements, including without limitation any guaranty fees, and (ii) all advances of principal and interest payments required by such Servicing Agreements. In accordance with the Applicable Requirements, Seller has prepared and submitted to each Investor all reports in connection with such payments required by the Applicable Requirements.

        4.10.14 Taxes. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments and ground rents relating to the Mortgage Loans have been paid by Seller to the extent such items are required to be paid by Seller pursuant to Applicable Requirements. Each Mortgage Loan is covered by a valid and assignable, fully paid, life of loan tax service contract, in full force and effect, with Transamerica Real Estate Tax Services.

        4.10.15 Hazard and Related Insurance. All improvements upon the Mortgaged Property are insured against loss by fire, hazard (and, where required pursuant to Applicable Requirements, flood) and/or extended coverage insurance policies, in the amount, by the Insurer and otherwise in the manner as may be required by Applicable Requirements. All such insurance policies are in full force and effect, and all premiums with respect to such policies have been paid.

        4.10.16 Damage. Condemnation. and Related Matters. There exists no physical damage to any Mortgaged Property from fire, flood, windstorm, earthquake, tornado, hurricane or any other similar casualty, which physical damage is not adequately insured against or would materially and adversely affect the value or marketability of any Mortgage Loan, the Servicing Rights, the Mortgaged Property or the eligibility of the Mortgage Loan for insurance benefits by any Insurer. There is no proceeding pending for the total or partial condemnation of, or eminent domain with respect to, the Mortgaged Property. All of the improvements that were included for the purpose of determining the appraised value of the Mortgaged Property for a Mortgage Loan lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. With respect to any Mortgaged Property, the related Mortgagor is not in and has not been in violation of, no prior owner of such property was in violation of, and the property does not violate any standards under, all applicable statutes, ordinances, rules, regulations, orders or decisions relating to pollution, protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including, without limitation, all applicable statutes, ordinances, rules, regulations, orders or decisions relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls and lead and lead-containing materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such items.

        4.10.17 Pools. Prior to each applicable Transfer Date, all Pools have been initially certified, finally certified and/or recertified if required by and otherwise in accordance with the Applicable Requirements, and the securities backed by Pools have been issued on uniform documents, as required by the Applicable Requirements without any material deviations therefrom.

        4.10.18 Mortgage File. The Mortgage File contains each of the documents and instruments specified to be included therein and required to be maintained under the Applicable Requirements.

        4.10.19 Good Title. Seller is the sole owner and holder of all right, title and interest in and to the Servicing Rights. The sale, transfer and assignment by Seller to Purchaser of the Servicing Rights, and the instruments required to be executed by Seller and delivered to Purchaser pursuant to the Applicable Requirements, are, and will be on the Transfer Date, valid and enforceable in accordance with their terms and win effectively vest in Purchaser good and marketable title to the Servicing Rights, free and clear of any and all liens, claims, or encumbrances, except for those encumbrances required by the Applicable Requirements. Seller has full right and authority, subject to no interest, or agreement with, any other party to sell and assign the Servicing Rights to Purchaser pursuant to this Agreement.

        4.10.20 Fraud. No fraud occurred on the part of any Person in connection with any Mortgage Loan that could materially and adversely affect the Servicing Rights, or result in Purchaser incurring Losses.

        4.10.21 Agency and Internal Audits.

        (a) Except as set forth on Schedule 4.10.21(a), since January 31, 1995, neither Seller nor any Originator or Prior Servicer has been the subject of an audit by any Agency, Investor or Insurer, which audit asserted a material failure to comply with Applicable Requirements, or resulted in a repurchase of ten or more Mortgage Loans or indemnification in connection with ten or more Mortgage Loans in a period equal to or less than one year or resulted in rescission of an insurance or guaranty contract or agreement applicable to ten or more Mortgage Loans, payment of a material penalty by the Seller or restrictions on the activities or commitment authority of the Seller that are currently in effect.

        (b) The Mortgage Loans have been subject to Seller's origination and servicing quality control reviews and internal audits to no less a degree than other residential mortgage loans originated or serviced by Seller. Except as set forth on Schedule 4.10.21(b), within the three (3) years immediately preceding the Effective Date, Seller's internal quality control reviews and audits have not revealed a failure to comply with Applicable Requirements in connection with the Mortgage Loans that could reasonably be expected to have an adverse effect on all or any portion of the Servicing Rights or on Seller's ability to perform its obligations under this Agreement.

        4.10.22 Representations and Warranties to Agencies, Investors and Insurers. All representations and warranties made by Seller to the applicable Agencies, Investors and Insurer in connection with the Mortgage Loans and Servicing Rights are incorporated herein by reference and inure to the benefit of Purchaser.

        4.10.23 Mortgage Loan Characteristics. All information contained on any magnetic tape with regard to the Mortgage Loans is as of the date thereof true, complete and correct.

        4.10.24 No Recourse. None of the Servicing Agreements nor any other agreement or understanding applicable to any of the Mortgage Loans provides for recourse to the Servicer for losses incurred in connection with (or any obligation to repurchase or reimburse, indemnify or hold harmless any Person based upon) the default or foreclosure of, or acceptance of a deed in lieu of foreclosure or other transfer or sale of the Mortgaged Property in connection with, a Mortgage Loan, except insofar as such recourse is based upon a failure of the Servicer to comply with the Applicable Requirements.

        4.10.25 No ARMs Loans. The interest rate and Mortgage Loan Payment for each of the Mortgage Loans may not be adjusted at any time by the borrower or pursuant to the Mortgage Loan Documents.

        4.10.26 "B and C" Loans. None of the Mortgage Loans were originated or sold to any investor pursuant to a loan program involving subprime lending, or pursuant to any loan program not typically identified as "A paper" lending.

        4.10.27 Non-Amortizing Loans. All Mortgage Loans are self-amortizing and will have no principal amount due to be paid to any Investor notwithstanding payment by the Mortgagor of the full amount scheduled to be paid to retire the indebtedness of the Mortgage Loan.

        4.10.28 Temporary Buydowns. Other than loan numbers 290018036, 290026669, 290028215, and 290016164 (expires February 1, 1998), none of the
Mortgage Loans have temporary buydowns in effect.


                                  ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants as follows (it being understood that, unless otherwise expressly provided herein, each such representation and warranty is made to Seller as of the Effective Date and the Sale Date, and all of the representations and warranties of Purchaser contained herein shall survive the Sale Date and Transfer Date as provided in Section 11.4):

     Due Incorporation and Good Standing. Purchaser is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware. Purchaser has in full force and effect (without notice of possible suspension, revocation or impairment) all required qualifications, permits, approvals, licenses, and registrations to conduct all activities in all states in which its activities with respect to the Mortgage Loans or the Servicing Rights require it to be qualified or licensed, except where the failure of Purchaser to possess such qualifications, licenses, permits, approvals and registrations would not have a material adverse effect on Seller.

     5.2 Authority and Capacity. Purchaser has all requisite corporate power, authority and capacity, to execute and deliver this Agreement and the Interim Servicing Agreement and to perform all of its obligations hereunder and thereunder. Purchaser does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant required of it contained in this Agreement and the Interim Servicing Agreement.

     5.3 Effective Agreement. The execution, delivery and performance of this Agreement and the Interim Servicing Agreement by Purchaser and consummation of the transactions contemplated hereby and thereby have been or will be duly and validly authorized by all necessary corporate, shareholder or other action by Purchaser; and this Agreement and the Interim Servicing Agreement have been or will be duly and validly executed and delivered by Purchaser, and this Agreement and the Interim Servicing Agreement are valid and legally binding agreements of Purchaser and enforceable against Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditor's rights and the discretion of a court to grant specific performance.

     5.4 No Conflict. Neither the execution and delivery of this Agreement and the Interim Servicing Agreement nor the consummation of the transactions contemplated hereby and thereby, nor compliance with their respective terms and conditions, shall (a) violate, conflict with, result in the breach of, or constitute a default under, be prohibited by, or require any additional approval under any of the terms, conditions or provisions of Purchaser's Articles of Incorporation or By-Laws, or of any mortgage, indenture, deed of trust, loan or credit agreement or instrument to which Purchaser is now a party or by which it is bound, or of any order, judgment or decree of any court or governmental authority applicable to Purchaser, or (b). result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of Purchaser.

     5.5 Consents. Approvals and Compliance. Except for the Investor Consents, there is no requirement applicable to Purchaser to make any filing with, or to obtain any permit, authorization, consent or approval of, any Person as a condition to the lawful performance by Purchaser of its obligations hereunder. Purchaser is approved by and in good standing with each Agency, Investor or Insurer, as necessary, in order to purchase and assume responsibility for the Servicing Rights. Purchaser has complied with, and is not in default under, any law, ordinance, requirement, regulation, rule, or order applicable to its business or properties, the violation of which might materially and adversely affect the operations or financial condition of Purchaser or its ability to perform its obligations hereunder.

     5.6 Litigation. There is no litigation, claim, demand, proceeding or governmental investigation existing or pending, or to Purchaser's knowledge, threatened, or any order, injunction or decree outstanding, against or relating to Purchaser that could materially and adversely effect or delay the performance by Purchaser of its obligations under this Agreement.

     5.7 Facts and Omissions. No representation, warranty or written statement made by Purchaser in this Agreement, in any Exhibit or Schedule to this Agreement, or in the Interim Servicing Agreement contains or will contain any material misstatement of fact or will omit to state a material fact necessary in order to make the statements not misleading in light of the circumstances in which they are made.

                                  ARTICLE VI

                                  COVENANTS

     6.1 Investor Consent. The purchase and sale of the Servicing Rights are subject to approval by the applicable Investors. In accordance with the Applicable Requirements, Seller shall submit to the Investors all materials necessary to obtain the Investor Consents in a timely manner with respect to the transfer of the Servicing Rights from Seller to Purchaser. Seller shall use its best efforts to obtain Investor Consents promptly, and Purchaser shall cooperate with Seller in obtaining the Investor Consents. Seller shall pay any and all costs of securing Investor Consents for the transactions contemplated in this Agreement, including, without limitation, fees to the Investors for the transfer of the Servicing Rights in accordance with the Applicable Requirements.

     6.2 FNMA Transfer Date. Subject to the following, the Transfer Date for the FNMA Mortgage Loans shall be April 1, 1998. Seller shall promptly notify Purchaser in writing if (i) FNMA advises Seller that the applicable Transfer Date, for all or any portion of the Servicing Rights, will be a date other than April 1, 1998, or (ii) FNMA advises Seller that all or any portion of the Servicing Rights may not be transferred to Purchaser. The Transfer Date for the FNMA Mortgage Loans may be changed upon the written agreement of the Parties.

     6.3 FHLMC and IHDA Transfer Dates. Subject to the following, the Transfer Date for the FHLMA and IHDA Mortgage Loans shall be April 16, 1998. Seller shall promptly notify

Purchaser in writing if (i) FHLMC or IHDA advises Seller that the Transfer Date for all or any portion of the FHLMC or IHDA Servicing Rights will be any other date, or (ii) FHLMC or IHDA advises Seller that all or any portion of the FHLMC or IHDA Servicing Rights may not be transferred to Purchaser. The FHLMC and IHDA Transfer Date may be changed upon the written agreement of the Parties.

     6.4 Mortgage Loan Files and Related Materials.

        6.4.1 Conversion Data Tape. In accordance with the dates and format specified in the Servicing Transfer Instructions, Seller shall provide Purchaser with a data tape or tapes containing the information necessary to service the Mortgage Loans in accordance with the Applicable Requirements so as to permit Purchaser to test the conversion of Seller's records to Purchaser's data processing system. Seller shall be responsible for all costs with respect to the conversion or modification of Seller's data tapes to Purchaser's format if the tapes cannot be properly read or do not contain the information necessary to service the Mortgage Loans in accordance with the Applicable Requirements. In addition, Seller shall provide master file data tape(s) to Purchaser on or within three (3) Business Days of the Effective Date to support Purchaser's conversion pre-planning activities. On or before the Transfer Date, Seller shall cause its servicing system, and all data tapes provided by Seller to Purchaser related to the Servicing Rights, to accurately reflect the Mortgage Loans and Servicing Rights, including without limitation the information contained in the Mortgage Loan Documents and all tax and insurance records. All such data tapes shall be in such format as to allow their transfer and conversion to Purchaser's servicing system without modification.

        6.4.2 Packaging and Shipment of Mortgage Files. At Seller's sole expense, Seller shall (or shall cause its document custodian to) package and ship to Purchaser, or Purchaser's designee, on the Transfer Date, all Mortgage Files pertaining to the Mortgage Loans. Seller shall provide Purchaser with prior written notice of the carrier, shipping arrangements and insurance arrangements with respect to the delivery of the Mortgage Files. In the event that any document required to be delivered to Purchaser hereunder is missing, defective, not in accordance with Applicable Requirements or otherwise not delivered, Seller shall obtain and/or cure all such documents at Seller's sole cost and expense. Each Mortgage File shall clearly indicate the Purchaser's, Seller's and Investor's loan numbers and the related Pool numbers.

        6.4.3 Assignments and Related Matters. Seller shall, in accordance with all Applicable Requirements, utilize MERS in order to assign nominal title to the Mortgage Instruments to Purchaser; to prepare and record or cause to be prepared and recorded, as required by the applicable Investor, all prior intervening Assignments of Mortgage Instruments and all Assignments of Mortgage Instruments from Seller to Purchaser and from Purchaser to the applicable Investor; and to endorse or cause to be endorsed, as appropriate, the Mortgage Notes to Purchaser without recourse. In connection with the foregoing, Seller shall reimburse Purchaser for the cost of registering each Mortgage Loan with MERS at a rate of $3.00 per Mortgage Loan. Seller shall deliver to Purchaser certified copies of all recorded Assignments of Mortgage Instruments promptly upon receipt of same from the applicable recording offices or otherwise.

     6.5 Remittances. Seller shall take appropriate steps to make the first payment of principal and interest due following each applicable Transfer Date to the appropriate parties, and shall pay all related guaranty fees for the applicable month, from payments received by Seller with respect to such Mortgage Loans pursuant to the Interim Servicing Agreement. In the event the payments so received by Seller are insufficient to pay these amounts by wiring immediately available funds to Seller no later than twenty-four (24) hours prior to the required remittance date.

     6.6 Undertakings by Seller.

        6.6.1 Forwarding of Pavements and Other Items. All bills (including, without limitation, tax and insurance bills) pertaining to the Mortgage Loans which are due and payable on or before the applicable Transfer Date or with respect to which the earlier of the payment deadline to take advantage of a discount or the payment deadline to avoid a penalty is before, on or within thirty (30) days after the applicable Transfer Date shall be paid by Seller, and Seller shall pay such bills in accordance with the Applicable Requirements. All Mortgage Loan Payments and other funds or payments, all other bills, and all transmittal lists or any other information used to pay bills pertaining to the Mortgage Loans, and all documents, notices, correspondence and other documentation related to the Mortgage Loans, that are received by Seller after the applicable Transfer Date shall be forwarded by Seller to Purchaser, at Seller's expense, by overnight delivery within one (1) Business Day following Seller's receipt thereof for the first two (2) months after the applicable Transfer Date, and thereafter by first class mail within one (1) Business Day following Seller's receipt thereof. All penalties and interest due on any Mortgage Loan resulting from Seller's failure to pay a bill or to forward bills or other items to Purchaser as provided above shall be borne by Seller. Seller shall cooperate with Purchaser to obtain tax bills with respect to which the earlier of the payment deadline to take advantage of a discount or the payment deadline to avoid a penalty is between the thirty first (31st) and sixtieth
(60th) day after the applicable Transfer Date. All documents, notices, correspondence and other documentation related to the Mortgage Loans that are received by Seller after the applicable Transfer Date shall clearly indicate the Purchaser's, Seller's and Investor's loan numbers and the related Pool numbers.

        6.6.2 Assignment or Termination of Certain Contracts. Purchaser elects to utilize the services of First American Real Estate Information Services,
Inc. ("First American") for life of loan tax service. Accordingly, Seller will cancel tax service with Transamerica Real Estate Tax Service and any other tax service provider other than First American as of the applicable Transfer Date with respect to all Mortgage Loans. Thirty (30) days prior to the applicable Transfer Date, Seller will provide a data tape to First American, which contains information that First American requires to execute a "verified takeover" in favor of Purchaser. It is anticipated that such data tape shall be in the standard "AB38A3" format. If a data tape cannot be produced by Seller in the required format, the Seller shall, with respect to each Mortgage Loan, provide a hard copy of legal descriptions, identifying the parcels subject to tax. Seller also shall assign to Purchaser, effective as of the applicable Transfer Date, fully paid, transferable, life of the loan flood zone certification contracts issued by First American Flood Data Services, Inc. related to all Mortgage Loans, or Seller shall reimburse Purchaser for the cost of securing such certifications; provided that Seller's liability in connection with securing such certifications shall in no event be greater than $18.00 per Mortgage Loan. Seller shall obtain, at its expense, the required consents, if any, to assign such flood zone certification contracts to Purchaser.

        6.6.3 Custodial Fund Interest and Reporting. Seller shall pay interest on Custodial Funds accrued through the applicable Transfer Date to the extent interest with respect to Custodial Funds is required to be paid under the Applicable Requirements for the benefit of Mortgagors under the Mortgage Loans. Seller shall either credit such interest to the related Custodial Account before the Custodial Funds are transferred to Purchaser or forward such interest to Purchaser or Purchaser's designee within three (3) Business Days after the applicable Transfer Date, with appropriate information regarding the proper crediting of the interest.

        6.6.4 IRS Reporting. Seller shall, at its sole cost and expense, prepare and file with the Internal Revenue Service all reports, forms, notices and filings required by the Internal Revenue Code and rules, regulations and interpretations thereunder in connection with the Servicing Rights and

Mortgage Loans with respect to events that occurred prior to the applicable Transfer Date thereof, including without limitation, the reporting of all interest paid by Seller for the account of Mortgagors under the Mortgage Loans.

     6.7 Final Certification and Recertification.

         6.7.1 Transfer Date Deadline. Seller shall use its best efforts to obtain the final certification or recertification, as applicable, of any Pool with respect to which the deadline for final certification or recertification is a date that occurs on or before the applicable Transfer Date. If it appears that a Pool required to be finally certified or recertified on or before the scheduled Transfer Date will not be so certified or recertified, then, subject to any necessary approval of the Investor, Seller shall, as directed by Purchaser, (i) request that the Transfer Date with respect to such Pool be delayed until the Pool is so certified or recertified, or (ii) if permitted by the applicable Investor, repurchase any Mortgage Loan that is preventing the Pool from being finally certified or recertified in time to permit the Pool to be so certified or recertified by the scheduled Transfer Date. As a condition to the transfer of the Servicing Rights to a Pool that is required to be, but is not, finally certified or recertified on the applicable Transfer Date, Seller shall pay the cost of posting any letter of credit or performance bond required by the applicable Investor with respect to the Pool and reimburse Purchaser for any Losses resulting from, arising out of or relating to the Pool not being finally certified or recertified by the deadline.

         6.7.2 Post Transfer Date Deadline. Seller shall cooperate with the Purchaser to obtain by the appropriate deadline the final certification or recertification, as applicable, of any Pool with respect to which the deadline for final certification or recertification is after the applicable Transfer Date, including the recertification of Pools in connection with the transfer of Servicing Rights to Purchaser hereunder. On and after the applicable Transfer Date, Seller shall use its reasonable and timely best efforts to cause to be delivered by Seller to Purchaser, at Purchaser's sole cost and expense, all documents (including without limitation all missing documents and all documents referred to in section 6.4.3 herein) necessary for the final certification or recertification of a Pool.

         6.8 Notification of Mortgagors, Insurance Companies, etc. By no later than thirty (30) days prior to the applicable Transfer Date, Seller shall deliver to Purchaser for approval a form of Mortgagor notification letter in connection with the transfer of the Servicing Rights. Fifteen (15) days prior to the applicable Transfer Date and otherwise in accordance with Applicable Requirements, Seller, at its expense, shall mail the approved form of notification to the Mortgagors of the transfer of the Servicing Rights and instruct the Mortgagors to deliver all Mortgage Loan Payments and all tax and insurance notices to Purchaser after the applicable Transfer Date. Seller also shall, at its expense, notify any applicable taxing authority, the custodian of the Mortgage Files, the Purchaser's and Seller's electronic data processing servicing bureau, and Insurers that the Servicing Rights are being transferred and instruct such entities to deliver all tax bills, payments, notices and insurance statements to Purchaser after the applicable Transfer Date. Purchaser, at its expense, shall prepare and mail notification to the Mortgagors of the transfer of the Servicing Rights after the applicable Transfer Date in accordance with Applicable Requirements.

         6.9 Non-Solicitation. As part of the sale and transfer contemplated hereunder, Seller shall sell, transfer, assign and convey to Purchaser all intangible rights related to the Mortgage Loans and Servicing Rights, including without limitation the exclusive right to receive all, and to enter into arrangements that generate, Ancillary Fees with respect to the Mortgage Loans. From and after the Effective Date, Seller shall not, and shall cause its affiliates, officers, directors, shareholders, managers, employees and agents not to, directly or indirectly, during the remaining term of any of the Mortgage Loans, by telephone, by mail, by personal solicitation or otherwise, (a) take any action to solicit the Mortgagors (i) for refinance or prepayment of the Mortgage Loans, in whole or in part, (ii) for mortgage-related products (including without limitation optional insurance products), (iii) for any other products or services for which a Servicer or its contractors or agents may solicit the Mortgagors or (iv) for any other purpose,
(b) take any action to facilitate or encourage any Person to solicit the Mortgagors for any matter or item enumerated in clause (a) above, or (c) disseminate to any third party, for compensation or otherwise, any complete or partial list of the Mortgagors. Nothing in this Section shall prohibit Seller from taking applications from those Mortgagors who initiate refinance action on their own, or from engaging in a mass advertising program to the general public at large such as mass mailings based on commercially acquired, non-targeted mailing lists or newspaper, radio or television advertisements.

         6.10 Dispute Resolution. Purchaser and Seller agree to attempt in good faith to resolve any dispute between or among them hereunder. If, notwithstanding such efforts, within thirty (30) days after one party gives another party notice of the dispute, which notice shall contain a reasonable description of the dispute, the parties cannot resolve such dispute, the matter shall be submitted to an independent consulting, accounting or brokerage firm (or, in the case of disputes of legal issues, an arbitrator) reasonably acceptable to the applicable parties that is knowledgeable in the area in which the dispute arises (the "Firm") whose determination shall be final and binding on all of the parties. The Firm's determination may be entered as a judgment in any court having jurisdiction, subject only to challenges on the grounds set forth in the appropriate jurisdiction's statutes relating to the enforceability or appealability of binding arbitration, or the Firm's incorrect application of the substantive laws of the state where the Firm conducts its hearing on the dispute. If the Firm is at any time unable or unwilling to serve in such capacity, the parties shall in good faith select another firm which the parties reasonably agree is knowledgeable and independent to serve as the "Firm" hereunder. The fees of the Firm shall be paid by the party determined by the Firm to be the non-prevailing party with respect to such dispute, and in the event that the Firm determines that the non-prevailing party had no reasonable basis to raise such dispute or that the dispute was not raised in good faith, the non-prevailing party also shall pay all costs and expenses (including all attorney and other professional fees) of the other party in connection with such dispute. The Firm shall be chosen within fifteen (15) Business Days after written notice by a party to the other parties that a Firm be chosen to resolve the dispute. If the parties cannot agree on the Firm, then the Firm shall be selected by the appropriate court of law having jurisdiction over the dispute by filing an application with the presiding judge of that court for the selection of the Firm. Each party shall present to the Firm its position, in the form of a proposed monetary settlement, with regard to the dispute. The Firm shall render its decision, which shall be one of the parties' positions, within sixty (60) days after the Firm has had a hearing with the parties. All discovery issues shall be resolved by the Firm and shall be final. The parties may use consultants and advisors to assist them and participate in the hearing. The parties shall indemnify the Firm in connection with its services as long as the Firm acts in good faith and without negligence. The parties shall enter into any retention and indemnification agreements as may be reasonably required by the Firm in connection with the performance of its duties under this section
6.10 which are not inconsistent with the provisions of this section 6.10.

         6.11 Payment of Costs. Except as otherwise provided herein (a) Seller shall be responsible for all fees, costs and expenses with respect to (i) the transfer of the Servicing Rights, (ii) the delivery of the Mortgage Files and related documents, (iii) the remittance of the Custodial Funds, and (iv) all other fees, costs and expenses incurred by Seller in its performance of its obligations under this Agreement, including without limitation the fees of Seller's document custodian, attorneys and accountants, and (b) Purchaser shall be responsible for the fees, costs and expenses of Purchaser in its performance of its obligations under this Agreement, including without limitation the fees of Purchaser's document custodian, attorneys and accountants.

     6.12 Access to Information. Prior to each Transfer Date, Seller shall allow Purchaser and its counsel accountants, and other representatives, reasonable access, during normal business hours, to all of Seller's files, books and records directly relating to the Servicing Rights, the Mortgage Loans, Custodial Accounts and Advances. Purchaser (or a contractor of Purchaser) shall have the right, among other things, to inventory the Mortgage Files during the Interim Period if it wishes. Each Party shall, except in the event one Party has brought an action against the other Party, allow the other Party and their respective counsel, accountants, and other representatives, reasonable access, during normal business hours following each Transfer Date, to all of such Party's files, books and records directly relating to the Servicing Rights, the Mortgage Loans, Custodial Accounts and Advances. Each Party and its representatives and affiliates shall treat all information so obtained, not otherwise in the public domain, as confidential and shall not use any such information for its own benefit.

     6.13 Cooperation. To the extent reasonably possible, the Parties shall cooperate with and assist each other, as requested, in carrying out the purposes of this Agreement. Without limiting the foregoing, Seller shall cooperate with Purchaser in connection with, among other things, the preparation and recordation of all Assignments of Mortgage Instruments and all prior intervening Assignments of Mortgage Instruments, the endorsement of all Mortgage Notes, the execution of appropriate powers of attorney, and the delivery of all documents, and the final certification and recertification of all Pools (including, without limitation, the correction, completion and preparation of appropriate Mortgage File documents).


                                  ARTICLE VII


              CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser under this Agreement are subject to the satisfaction in all material respects, at or prior to the Sale Date and, solely with respect to section 7.4, at or prior to the initial Transfer Date, of each of the following conditions, any or all of which may be waived in writing by
Purchaser:

     7.1 Correctness of Representations and Warranties. The representations and warranties made by Seller in this Agreement are true and correct in all material respects as of the Sale Date.

     7.2 Compliance with Covenants. All terms and covenants contained in this Agreement and the Interim Servicing Agreement required to be complied with and performed by Seller at or prior to the Sale Date shall have been duly complied with and performed by Seller in all material respects as of the Sale Date.

     7.3 Corporate Resolution or Other Approval. Purchaser shall have received from Seller a duly executed Certificate of its Secretary or Assistant Secretary reciting the approval of the Board of Directors of Seller of the transfer and sale of the Servicing Rights to Purchaser and authorizing the officers of Seller to execute such documents as may be necessary to accomplish the transactions contemplated hereby.

     7.4 Investor Approval. At or prior to the initial Transfer Date, the Investor Consents shall have been issued by all of FHLMC, FNMA and IHDA and delivered to Purchaser and shall not contain any term or condition that could adversely affect the value of the Servicing Rights to Purchaser or impose any cost or obligation on Purchaser not normally imposed in the ordinary course of a transfer of servicing rights.

     7.5 Litigation. No court order shall have been entered in any action or proceeding instituted by any Person which enjoins, restrains or prohibits or seeks to enjoin, restrain or prohibit this Agreement or consummation of the transactions contemplated by this Agreement.

     7.6 Financial Condition of Seller. On or before the Sale Date, Seller shall have provided to Purchaser information reasonably satisfactory to Purchaser to evidence that the financial condition of Seller is adequate to support the performance by Seller on a timely basis of Seller's potential indemnification and other obligations hereunder.

     7.7 No Material Adverse Change. Prior to the Sale Date, there shall have been no material adverse change (or pending adverse change) in the characteristics of the Mortgage Loans, Servicing Rights or Advances (including without limitation delinquency rates, escrow balances, average weighted servicing spread, interest rates, outstanding principal balances and loan modifications) since October 31, 1997.


                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     The obligations of Seller under this Agreement are subject to the satisfaction in all material respects, at or prior to the Sale Date and, solely with respect to section 8.3, at or prior to the initial Transfer Date, of each of the following conditions, any or all of which may be waived in writing by
Seller:

     8.1 Correctness of Representations and Warranties. The representations and warranties made by Purchaser in this Agreement are true and correct in all material respects as of the Sale Date.

     8.2 Compliance with Covenants. All terms and covenants in the Agreement required to be complied with and performed by Purchaser at or prior to the Sale Date shall have been duly complied with and performed by Purchaser in all material respects as of the Sale Date.

     8.3 Investor Consents. Seller shall have received the Investor Consents of FHLMC, FNMA and IHDA.


                                   ARTICLE IX

                                INDEMNIFICATION

     9.1 Indemnification of Purchaser. Subject to Section 9.5 below, Seller shall indemnify and hold Purchaser harmless from, and will reimburse Purchaser for, any and all Losses incurred by Purchaser to the extent that such Losses arise out of, relate to, or result from:

          (a) the inaccuracy of any representation or warranty made by Seller in this

 Agreement;


          (b) the failure by Seller to perform or observe any term or provision of this Agreement;

          (c) any Claim pending or arising out of events occurring in whole or in part before each transfer Date in connection with the Servicing Rights transferred to Purchaser on such Transfer Date;

          (d) any missing documents that are required to be delivered to Purchaser hereunder;

          (e) any and all items listed on any disclosure schedule hereto or stated as an exception to Seller's representations and warranties in this Agreement;

          (f) any Excluded Loan, the Servicing Rights to which are transferred to Purchaser hereunder;

          (g) Seller's escrow, forced placement and other servicing practices in connection with the Servicing Rights and any such practices of Seller different from Purchaser's practices that Purchaser continues in connection with the Servicing Rights until the first anniversary of the Transfer Date or, with respect to escrow practices, Purchaser's earlier completion of its annual escrow analysis of the Servicing Rights;

          (b) No Bids, and Buydowns resulting from or made to avoid a No Bid, in connection with any VA Mortgage Loan for which Foreclosure proceedings have been initiated prior to the third anniversary of the Sale Date.

     For purposes of establishing whether any matter is indemnifiable under
Section 9.1, the accuracy of the representations and warranties of Seller contained herein shall be determined without giving effect to the qualifications to such representations and warranties concerning knowledge or materiality (including, without limitation, any reference to "material adverse effect" or any other terms similar thereto).

     9.2 Repurchase of Mortgage Loans and Servicing Rights. In the event Purchaser discovers that any of the representations and warranties made in this Agreement by Seller were not accurate at or as of the time they were made by Seller, or if there exists a basis to demand indemnification under Section 9.1 hereof, or if Purchaser repurchases a Mortgage Loan or indemnifies an Investor or Agency with respect to a Mortgage Loan as a result of any event arising in whole or in part before the applicable Transfer Date, Purchaser, subject to any limitations of the applicable Investor, may demand that Seller (i) repurchase from Purchaser the Servicing Rights to the affected Mortgage Loans, or (ii) provide Purchaser with the amount of funds necessary to repurchase such Mortgage Loans and repurchase from Purchaser the Mortgage Loans and related Servicing Rights. To the extent permitted by the applicable Investor, Purchaser shall provide Seller with the opportunity, at Seller's sole cost and expense, to cure any defects in the affected Servicing Rights and Mortgage Loans. The purchase price under this Section for any repurchased Servicing Rights shall equal the sum of (i) the Applicable Percentage multiplied by the then outstanding principal balance for the related Mortgage Loan, (ii) all other sums paid by Purchaser to Seller for such Servicing Rights and for the related Advances to the extent Purchaser has not been reimbursed for such Advances,
(iii) all other documented unreimbursed Losses incurred by

Purchaser in connection with such Mortgage Loans and Servicing Rights, except to the extent that such Losses are attributable to Purchaser's failure to service the related Mortgage Loans in accordance with Applicable Requirements; and (iv) the carrying costs incurred by Purchaser, calculated at the Federal Funds Rate, with respect to the funds that Purchaser is or was required to provide to the applicable Agency or Investor to effect the repurchase or indemnity. In connection with the repurchase of a Mortgage Loan, the amount of funds that Seller shall provide to Purchaser shall equal the amount of funds that Purchaser must pay to buy the Mortgage Loan out of a Pool and to otherwise effect the repurchase. Subject to Applicable Requirements, when Seller is required to repurchase a Mortgage Loan or Servicing Rights from Purchaser, such repurchase shall be accomplished by Seller within fifteen (15) Business Days following receipt of written demand from Purchaser pursuant hereto. Purchaser shall sub-service such repurchased Mortgage Loan for such period of time that will enable the Parties to provide proper transfer notices to be given to the Mortgagor in accordance with the Applicable Requirements, but in no event for longer than thirty (30) days, and Purchaser shall be entitled to all Servicing Fees and Ancillary Fees as consideration for sub-servicing the Mortgage Loan. Upon completion of such repurchase by Seller, Purchaser shall forward to Seller all servicing records and all documents relating to such Mortgage Loans and\or Servicing Rights, as applicable.

     9.3 Indemnification of Seller. Subject to Section 9.5 below, Purchaser shall indemnify and hold Seller harmless from, and will reimburse Seller for, any and all Losses incurred by Seller after the applicable Transfer Date to the extent that such Losses result from:

          (a) the inaccuracy of any representation or warranty made by Purchaser in this Agreement;


          (b) the failure by Purchaser to perform or observe any term of provision of this Agreement; or

          (c) the failure by Purchaser following the applicable Transfer Date to service the Mortgage Loans with respect to which the Servicing Rights are transferred to Purchaser hereunder in accordance with the Applicable Requirements.

     9.4  Notice and Settlement of Claims.

          (a) Each Party to this Agreement shall promptly notify the other Party in writing of the existence of any material fact known to it giving rise to any obligations of any Party under Article 9 and, in the case of any Claim brought by a third party, which may give rise to any such obligations, each Party shall promptly notify the other Party of the making of such Claim or the commencement of such action by a third party as and when same becomes known to it. The failure to provide notice in such manner shall not relieve the Party receiving such notice of any obligation to indemnify or reimburse any other Party hereunder unless such failure materially prejudices the rights or increases the liability of the Party receiving such notice with respect to the matter as to which such notice relates, and then such Party's obligation to indemnify or reimburse hereunder shall be reduced only by the amount that it actually has been damaged thereby. The indemnifying Party (the "Indemnifying Party") may, at its own cost and expenses, assume and control defense of any Claim, including, without limitation, the right to designate counsel and to control, all negotiations, litigation, settlements, compromises and appeals of any such Claim or potential Claim; provided that such counsel shall be satisfactory to the indemnified Party ("Indemnified Party") in the exercise of its reasonable discretion. The Party not controlling the defense or prosecution of any such Claim may participate at its own costs and expense. Notwithstanding the foregoing, if Purchaser is the Indemnified Party and

Purchaser reasonably believes that the assumption of the defense or prosecution of all or a portion of such Claim is necessary to assure that its right or ability to enforce a material portion of its other Mortgage Loans or Servicing Rights or to assure that its method of doing business or its authority and approvals to service are not materially impaired, then, upon notice to Seller from Purchaser, Seller shall permit such assumption by Purchaser. Neither the Indemnifying Party nor the Indemnified Party shall be entitled to settle, compromise, decline to appeal, or otherwise dispose of any Claim, without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, such consent shall not be required for a Claim involving less than Ten Thousand Dollars ($10,000), unless the other
Party reasonably believes that the settlement, compromise, declination to appeal or other disposition may (a) prejudice the Party in connection with other
Claims or potential Claims, or (b) result in injunctive or other relief (excepting the payment of monetary damages) against the Party that could materially interfere with the business or operations of the Party. Following the discharge of the Indemnifying Party's obligations with respect to any Claim under Article 9, the Indemnified Party shall, subject to Applicable Requirements, assign to the Indemnifying Party any and all related Claims against third parties. Within fifteen (15) days after receipt, the Indemnified Party shall refund to the Indemnifying Party the amounts of all recoveries received by the Indemnified Party with respect to any claim with respect to which it is reimbursed for Losses. The obligations of the Indemnifying Party under this section 9.4(a) shall include Losses for Claims that are settled
(with the Indemnifying Party's prior written consent) whether or not such settlement includes any acknowledgment or admission of fault, liability or breach by the Indemnifying Party.

          (b) Following the receipt of written notice from the Indemnified Party of a demand for indemnification, the Indemnifying Party shall seek to cure the problem giving rise to the demand, if possible, and pay the amount for which it is liable, or otherwise take the actions which it is required to take within thirty (30) days or such lesser time as may be required by the applicable Investor, Insurer or third party claimant. As to any Claim for indemnity for which notice is given as hereinbefore provided, the corresponding obligation of indemnity shall continue to survive, subject to Section 11.4, until whichever of the following events first occurs: (1) the Indemnifying Party shall have discharged its obligation of indemnity to the Indemnified Party with respect to such claim, as required hereunder; (2) a court of competent jurisdiction shall have finally determined that the Indemnifying Party is not liable to the Indemnified Party with respect to such claim; or (3) the Indemnified Party shall have released in writing (or be held to have released) the Indemnified Party from any liability with respect to such Claim.

          (c) In the event that Mortgage Loans related to Servicing Rights acquired by Purchaser hereunder become subject to any Claim covered by Section 9.1, and other mortgage loans owned or serviced by the Purchaser also are subject to such Claim, then the extent of Seller's indemnification under
Section 9.1 shall equal (i) the amount of any judgment or settlement attributable to Seller's actions or omissions for which Seller must indemnify Purchaser under Section 9.1, and (ii) a share of (a) the expenses and attorneys' fees incurred by the Purchaser after the relevant Transfer Date in the defense and/or settlement of any such Claim and (b) the expenses and attorneys' fees incurred by the claimants after the relevant Transfer Date that Purchaser is required to pay pursuant to the terms of any judgment or settlement. Seller's share of (a) and (b) shall be calculated by multiplying the percentage of the amount that Seller is required to pay under clause (i) of the entire judgment or settlement amount by the total amount of expenses and attorneys' fees incurred by Purchaser under clauses (ii)(a) and (ii)(b). For example, if the amount payable by Seller to the Purchaser under clause (i) above is equal to 10% of the full amount payable by Purchaser under the terms of any judgment or settlement (regardless of the percentage of Purchaser's servicing portfolio (or portion thereof) that is the subject matter of any claim or settlement that is comprised of Servicing Rights purchased from Seller), then Seller would also be responsible for 10% of the amounts under clauses (ii)(a) and (ii)(b).

     9.5 Losses Net of Insurance. Etc. The amount of any Loss for which indemnification is provided under this Article IX shall be net of (i) any amount recovered by the indemnified party pursuant to any indemnification by or indemnification agreement with any third party, (ii) any insurance proceeds or other cash receipts or sources of reimbursement received with respect to such loss (and no right of subrogation shall accrue to any insurer or third party indemnitor hereunder). If the amount to be netted hereunder from any payment required under Sections 9.1 or 9.2 is determined after payment to the indemnified party pursuant to this Article IX, the indemnified party shall repay to the indemnifying party, promptly after such determination, any amount that the indemnifying party would not have had to pay pursuant to this Article IX had such determination had been made at the time of such payment.


                                  ARTICLE X

                                 TERMINATION

     10.1  Termination.

     (a) This Agreement and the transactions contemplated hereby may be terminated as follows:

        (i) by mutual written consent of the parties at any time prior to the Sale Date; or

        (ii) by Purchaser or Seller, by written notice to the other, if any condition precedent to the other Party's obligations under this Agreement is not met within the specified time period and the failure to meet such condition would have a material and adverse affect on the transactions contemplated hereunder; provided, however, that neither of the Parties may terminate this Agreement pursuant to this section 10.1 (ii) if such Party is itself in breach in any material respect of any of its representations, warranties, covenants or other obligations set forth herein.

     (b) In the event that an Investor Consent of one or more Investors is not obtained pursuant hereto, or in the event that any such Investor Consent contains any term or condition that could adversely affect the value of the related Servicing Rights to Purchaser or impose any material cost or obligation on Purchaser not normally imposed in the ordinary course of a transfer or servicing rights, then Purchaser, in addition to its termination rights afforded through section 7.4, shall have the right to terminate this Agreement with respect to the related Servicing Rights only, and upon such a termination, within five (5) Business Days thereafter, Seller shall return to Purchaser any portions of the Purchase Price related to such Servicing Rights that were paid by Purchaser to Seller, plus interest on such amounts at the Federal Funds Rate, less all Servicing Fees paid by Seller to Purchaser pursuant to the Interim Servicing Agreement with respect to such Servicing Rights.

     10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to section 10.1 hereof, this Agreement (other than Section
11.2 and this Section 10.2) shall forthwith become void and have no effect, without any liability on the part of any Party other than liability pursuant to this section 10.2. Upon such a termination of this Agreement for any reason, within five (5) Business Days thereafter, Seller shall return to Purchaser any portions of the Purchase Price paid by Purchaser to Seller, plus interest on such amounts at the Federal Funds Rate, less all Servicing Fees paid by Seller to Purchaser pursuant to the Interim Servicing Agreement. If this Agreement is terminated pursuant to Section 10.l(ii) as a result of a willful breach or default by the non-terminating Party, then the terminating Party shall be entitled to such additional remedies as may be available to it at law or in equity.

                                 ARTICLE XI

                                MISCELLANEOUS

     11.1 Supplementary Information. From time to time prior to and after the Transfer Date, each Party shall furnish to the other Party such information supplementary to the information contained in the documents and schedules delivered pursuant hereto which is reasonably available and may reasonably be requested or which may be necessary to file any reports due to the Investors in connection with the Mortgage Loans or Servicing Rights.

     11.2 No Broker's Fees. Each party hereto represents and warrants to the others that it has made no agreement to pay any agent, finder, or broker or any other representative, any fee or commission in the nature of a finder's or broker's fee arising out of or in connection with the subject matter of this Agreement. Notwithstanding anything to the contrary, Seller shall be responsible for all fees and commissions of Countrywide Servicing Exchange.

     11.3 Further Assurances. Each Party shall, at any time and from time to time, promptly, upon the reasonable request of the other Party or its representatives, execute, acknowledge, deliver or perform all such further acts, deeds, assignments, transfers, conveyances, and assurances as may be required for the better vesting and confining to Purchaser and its successors and assigns of title to Servicing Rights or as shall be necessary to effect the transactions provided for in this Agreement. Purchaser and Seller shall cooperate in good faith to consummate the transactions contemplated by this Agreement.

     11.4 Survival. Notwithstanding anything else to the contrary herein, all warranties, representations, covenants, indemnities and other agreements of the Parties set forth herein shall survive the closing of the sale hereunder until the expiration of the one-year period commencing on the date that all of the Mortgage Loans have been paid in full, foreclosed or otherwise retired.

     11.5 Assignment. No party hereto shall assign, sub-license, sub-contract, charge or otherwise encumber any of its rights or obligations under this Agreement without the prior written consent of the other party.

     11.6 Due Diligence. The parties hereto agree that any and all determinations made by Purchaser in connection with its due diligence review of the Mortgage Loans, Servicing Rights and related books and records shall have no bearing on, and shall not limit the effect of, Seller's representations, warranties, covenants, indemnities and other obligations under this Agreement.

     11.7 Notices. Except as otherwise expressly permitted by this Agreement, all notices and statements to be given under this Agreement are to be in writing, delivered by hand, facsimile, telegram, national overnight mail service, or first class United States mail postage prepaid and registered or certified with return receipt requested, to the following addresses or facsimile numbers, as applicable (which addresses and facsimile numbers may be revised by notice):

          (a)  If to the Purchaser, to:

               Lawrence P. Washington
               Executive Vice President and Chief Financial Officer First Nationwide Mortgage Corporation
               5280 Corporate Drive
               Frederick, MD 21701
               Facsimile Number: (301) 696-5111

                       - and -

               Stephen E. Simcock, Esq.
               Senior Vice President and Senior Counsel
               First Nationwide Mortgage Corporation
               5280 Corporate Drive
               Frederick, MD 21701
               Facsimile Number: (301) 815-5612

               With a copy to (which shall not constitute notice):


               Weiner, Brodsky, Sidman & Kider, P.C.
               1350 New York Avenue, N.W.
               Suite 800
               Washington, DC 20005
               Attn: Don J. Halpern, Esq.
               Facsimile Number: (202) 628-2011

          (b)  If to Seller, to:

               Cole Taylor Bank
               5501 West 79th Street
               Burbank, Illinois 60459
               Attn: Tom Pisapia
               Facsimile Number: (708) 857-3377

All notices and statements shall be deemed given, delivered, received and effective upon personal delivery or receipt of facsimile or telegram, one (1) Business Day after sending by overnight mail or three (3) Business Days after mailing by first class United States mail in the manner set forth above.

     11.8 Entire Agreement. This Agreement and the Interim Servicing Agreement constitute the entire agreement between the parties with respect to the subject matter hereof. No amendments, modifications or supplements of this Agreement shall be binding unless executed in writing by the parties hereto. The Exhibits and Schedules are part of this Agreement.

     11.9 Binding Effect; Third Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person, other than the parties hereto and their successors and permitted assigns, any rights, obligations, remedies or liabilities.

     11.10 Applicable Laws. This Agreement shall be construed in accordance with federal law and the laws of the State of Maryland, without reference to the choice of law principles under the laws of the State of Maryland. Any lawsuit or other legal action instituted by any party hereto in connection with this Agreement shall be brought in a federal or state court of appropriate jurisdiction in Frederick County, Maryland.

     11.11 Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute full and proper execution hereof.

     11.12 No Remedy Exclusive. No remedy under this Agreement is intended to be exclusive of any other available remedy, but each remedy shall be cumulative AND shall be in addition to any remedies given under this Agreement or existing at law or in equity.

     11.13 Attorney's Fees and Expenses. If any Party shall bring suit against the other Party as a result of any alleged breach or failure by the other Party to fulfill or perform any covenants or obligations under this Agreement, then the prevailing party in such action shall be entitled to receive from the non-prevailing party reasonable attorney's fees incurred by reason of such action and all costs of suit and preparation at both trial and appellate levels.

     11.14 Waiver. Any forbearance by a Party in exercising any right or remedy under this Agreement or otherwise afforded by applicable law shall not be a waiver or preclude the exercise of that or any other right or remedy.

     11.15 Announcements. Neither Party shall issue press releases or announcements regarding, or otherwise disclose to the general public or mortgage industry, the existence or terms of this Agreement without the prior written approval of the other parties hereto, except to the extent required by any court, tribunal, regulatory authority or law.

     11.16 Interpretation of Representations and Warranties. The failure of any event or occurrence to constitute a breach of any one of Seller's representations or warranties contained herein or in the Interim Servicing Agreement shall not, by and of itself, prevent such event or occurrence from constituting a breach of any other representation or warranty of Seller.
Without limiting the foregoing, if a representation or warranty specifically related to a particular issue is not breached by the occurrence of an event as to which a loss is incurred, a breach and the related indemnity protection therefor shall exist hereunder if a general representation and warranty (for instance, a representation regarding compliance with Applicable Requirements) would be breached by such occurrence.

     11.17 Exclusivity. From the Effective Date to the earlier of the Transfer Date or the termination of this Agreement in accordance with the terms hereof, Seller and its affiliates, shareholders, employees, directors and agents shall not, and Seller shall cause its affiliates, shareholders, employees, directors and agents to not, directly or indirectly, initiate, encourage, entertain or accept any bid, submission, proposal or offer to purchase directly or indirectly all or a portion of the Servicing Rights.

     IN WITNESS WHEREOF, each of the undersigned parties to this Agreement has caused this Agreement to be duly executed in its name by one of its duly authorized officers, all as of the date first above written

FIRST NATIONWIDE MORTGAGE CORPORATION


By:   /s/ SIGNATURE
   ----------------------------------
Its: Senior Vice President
    ---------------------------------

COLE TAYLOR BANK

    /s/ Frank S. DeGradi
    ---------------------------------
By:   Frank S. DeGradi
    ---------------------------------
Its:  Group Executive Vice President
     --------------------------------

                                  EXHIBIT A

                           LIST OF MORTGAGE LOANS

                                  EXHIBIT B

                     FORM OF INTERIM SERVICING AGREEMENT

                                  EXHIBIT C

                       SERVICING TRANSFER INSTRUCTIONS

                         INTERIM SERVICING AGREEMENT

     THIS INTERIM SERVICING AGREEMENT (Interim Agreement") is entered into on the 30th day of January, 1998 by and between FIRST NATIONWIDE MORTGAGE CORPORATION ("FNMC") and COLE TAYLOR BANK ("Subservicer").

                                 WITNESSETH:

     WHEREAS, FNMC AND SUBSERVICER ENTERED INTO A SERVICING RIGHTS PURCHASE AND SALE AGREEMENT DATED JANUARY 30, 1998 (the "PURCHASE AND SALE AGREEMENT");

     WHEREAS, pursuant to the Purchase and Sale Agreement, Subservicer has sold, assigned and transferred to FNMC on the Sale Date all beneficial rights and interest in and to the Servicing Rights relating to the Mortgage Loans, the Custodial Accounts and the Mortgage Files; and

     WHEREAS, the Purchase and Sale Agreement provides that, effective as of the Sale Date, the parties thereto shall enter into an Interim Servicing Agreement regarding: (i) Subservicer's Obligations to perform servicing functions with respect to the Mortgage Loans for a temporary period from the Sale Date until the respective Transfer Dates, and (ii) the compensation to be paid by FNMC to Subservicer for the performance of such functions.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FNMC and Subservicer agree as follows:

                           SECTION I. DEFINITIONS

     All capitalized terms used but not defined in this Interim Agreement shall have the meanings set forth in the Purchase and Sale Agreement.

                               SECTION 2. TERM

     (a) The term of this Interim Agreement shall commence as of the Sale Date and shall terminate with respect to the Mortgage Loans upon the close of business on the Business Day immediately preceding the applicable Transfer Date (except with respect to reconciliations and related matters required by the Purchase and Sale Agreement and remittances to the applicable Investor on the following remittance date and the related reports), unless earlier terminated by either party pursuant to Section 14.

     (b) FNMC is and during the term of this Interim Agreement shall remain the beneficial owner of the Servicing Rights, the Custodial Accounts and the Mortgage Files, and, subject to the rights of the applicable Investor and the terms of this Interim Agreement, is entitled to possession thereof.

                       SECTION 3. SERVICING ACTIVITIES

     During the term of this Interim Agreement:

     (a) Subservicer shall perform all servicing activities with respect to the Mortgage Loans that are required by, and in accordance with the Applicable Requirements. Subservicer shall observe and perform all material covenants, undertakings and obligations required to be observed or performed under to the Interim Agreement, the Purchase and Sale Agreement and the Applicable Requirements. All representations and warranties of Subservicer continued in the Purchase and Sale Agreement are incorporated herein by reference and deemed made by Subservicer on and as of the Sale Date and the Transfer Date. Subservicer shall exercise at least the same standard of care as it usually does in servicing mortgage loans for its own account.

     (b) Subservicer shall use commercially reasonable efforts to collect payments due from Mortgagors under the Mortgage Loans as they become due, including but not limited to (i) principal, (ii) interest, (iii) amounts for hazard and flood insurance premiums, mortgage insurance or guaranty premiums, taxes, legal fees, and costs, as well as repayment of amounts advanced by the Subservicer on behalf of the Mortgagor, (iv) late charges, (v) assumption fees and (vi) bad check charges.

     (c) During the term of this Interim Agreement, Subservicer shall prepare and deliver to the applicable Investors (with a copy to FNMC) all reports relating to the Mortgage Loans that are required pursuant to the Applicable Requirements. All such reports shall be delivered in a timely manner. Subservicer will provide FNMC with copies of existing computer reports as reasonably requested or a monthly master tape, if requested and to the extent available.

     (d) Subservicer shall not, without the prior written consent of FNMC, destroy any Mortgage File records in its possession that relate to the Mortgage Loans, nor shall it instruct any third party to destroy such records.

     (e) During the term of this Interim Agreement, FNMC shall have the right to inspect and audit Subservicer's servicing activities and operations, during normal business hours provided that any such inspection and audit shall not unreasonably interfere with Subservicer's activities hereunder and that reasonable notice is given. Subservicer agrees to cooperate with FNMC and to make available such Mortgage File records and other information as FNMC may reasonably request. In the event that FNMC discovers any pattern or practice of Subservicer that is materially inconsistent with Applicable Requirements, FNMC may notify Subservicer thereof and Subservicer shall use commercially reasonable efforts to cure or correct such pattern or practice. This paragraph
(e) shall not limit the indemnification obligations of Subservicer hereunder or under the Purchase and Sale Agreement.

     (f) In addition to the other obligations of Subservicer set forth herein, Subservicer shall process all loan payoffs in the ordinary and normal course of business, and materially in accordance with Applicable Requirements. Subservicer shall cause all payoff checks received by it, or on its behalf, to be date-stamped on the same date that it is received.

     (g) Seller shall cause all forced order policies to be canceled as of the applicable Transfer Date.


                        SECTION 4. CUSTODIAL ACCOUNTS

     (a) During the term of this Interim Agreement, Subservicer shall maintain and subservice the Custodial Accounts as required pursuant to the Applicable Requirements in the depository institution presently utilized by Subservicer for such purpose; provided, however, that the Custodial Accounts must at all times be on deposit in an institution that meets the requirements of the applicable Investor.

     (b) The Custodial Accounts will be held in the name of Subservicer in the manner required by the Purchase and Sale Agreement and the Applicable Requirements. Subservicer will not withdraw funds from any such account except as specifically authorized in the Purchase and Sale Agreement, this Interim Agreement and the Applicable Requirements.

     (c) On each Business Day during the term of this Interim Agreement, Subservicer shall deposit in the appropriate Custodial Account all principal and interest, escrow/impound and other collections received by it with respect to the Mortgage Loans. Subservicer shall be responsible for making all advances required by the Applicable Requirements, and shall be responsible for prompt payment of all monthly remittances to the applicable Investor (including the guaranty fees) and securities holders, all taxes, assessments, premiums for mortgage insurance and guaranty and premiums for hazard insurance and flood insurance policies, and all other related fees and charges during the term of this Interim Agreement. If adequate funds are not held in the Custodial Accounts to pay such amounts when due, Subservicer shall advance sufficient funds to cover any such deficiency in a manner to ensure payment of such amounts prior to the time at which any such items become delinquent. Subservicer shall be responsible for any damages or tax penalties to the extent provided for in the Purchase and Sale Agreement. Subservicer shall transfer the Custodial Accounts to FNMC in accordance with the terms and conditions of the Purchase and Sale Agreement.


                               SECTION 5. FEES

     (a) The interim servicing fee during the term of this Interim Agreement shall be equal to Five Dollars ($5.00) per Mortgage Loan for each full or partial calendar month during the term hereof (the "Interim Servicing Fee"), provided, however, that FNMC shall have no obligation to pay the Interim Servicing Fee in any calendar month with respect to any Mortgage Loan that is serviced by Subservicer hereunder for three (3) or fewer Business Days in such calendar month. Subservicer shall remit to FNMC within five (5) Business Days after the monthly Investor cutoff dates, as applicable, all servicing fee income, less guarantee fees and less the Interim Servicing Fee. In addition, Subservicer will retain all Ancillary Fees, as collected during the term of this Interim Agreement, and Subservicer will retain all benefits related to the Custodial Accounts during the term of this Interim Agreement.

     (b) Subservicer will carry out all of its obligations hereunder at its own expense, except as otherwise specifically provided herein.

     (c) Subservicer shall be responsible for the payment of any document custodian fees (other than the fees of FNMC's document custodian). .


                            SECTION 6. INSURANCE

     At all times while this Interim Agreement is in force, FNMC and Subservicer each shall maintain at their own expense polices of fidelity, theft, forgery and errors and omissions insurance in such amounts as are required to maintain FNMC and Subservicer, respectively, in good standing under all applicable laws and under the requirements of the Applicable Requirements.


                  SECTION 7. REPRESENTATIONS OF SUBSERVICER

     Subservicer hereby represents and warrants to and covenants with FNMC (such representations and warranties to be true and correct throughout the term of this Interim Agreement) as follows:

     (a) Subservicer is a duly organized, validly existing and in good standing under the laws of the United States. Subservicer has obtained and will maintain all necessary permits, qualifications, registrations, licenses, and other governmental, FHLMC, FNMA, IHDA, HUD, FHA, VA, State Agency and Insurer approvals, as are necessary in order to conduct its activities hereunder.

     (b) Subservicer has the power, authority and legal right to enter into and perform this Interim Agreement and to perform each of the obligations required of it hereunder, and this Interim Agreement and any document or instrument delivered to FNMC by Subservicer pursuant hereto has been duly authorized, executed and delivered.

     (c) This Interim Agreement and any documents or instruments now or hereafter executed and delivered to FNMC by Subservicer pursuant to this Interim Agreement constitute (or shall, when delivered to FNMC by Subservicer, constitute) valid and legally binding obligations of Subservicer enforceable against Subservicer in accordance with their respective terms, except as may be limited by or subject to (i) any bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (d) Subservicer has in full force and effect all insurance required under Section 6.

     (e) During the term of this Interim Agreement, Subservicer will service the Mortgage Loans in accordance with all Applicable Requirements.

                     SECTION 8. REPRESENTATIONS OF FNMC

     FNMC hereby represents and warrants to and covenants with subservicer (such representations and warranties to be true and correct throughout the term of the Interim Agreement) as follows:

     (a) FNMC is a duly organized, validly existing and in good standing under the laws of the state of Delaware. FNMC has obtained and will maintain all necessary permits, qualifications, registrations, licenses, and other governmental, FHLMC, FNMA, GNMA, HUD, FHA, VA and any Insurer approvals, as are necessary in order to conduct its activities hereunder.

     (b) FNMC has the power, authority and legal right to enter into and perform this Interim Agreement, and this Interim Agreement and any document or instrument to be delivered by FNMC to Subservicer pursuant hereto has been duly authorized, executed and delivered.

     (c) This Interim Agreement and any document or instruments now or hereafter executed or delivered by FNMC to Subservicer pursuant to this Agreement constitute (or shall, when delivered by FNMC to Subservicer, constitute), valid and legally binding obligations of FNMC enforceable against FNMC in accordance with their respective terms except as may be limited by or subject to (i) any bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, and (ii) general principals or equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (d) FNMC has in full force and effect all insurance required under
Section 6.


                         SECTION 9. INDEMNIFICATION

     (a) In addition to and not in limitation of the respective obligations of the parties set forth in the Purchase and Sale Agreement, each party shall indemnify and hold harmless the other party against, and reimburse such other party for, any Losses resulting from or arising out of a breach of any representation or warranty or covenant, agreement or other requirement of the indemnifying party contained in this Interim Agreement.

     (b) For purposes of establishing whether any matter is indemnifiable under
Section 9, the accuracy of the representations and warranties of Subservicer and the performance of and compliance with the covenants and other obligations and agreements of Subservicer contained herein shall be determined without giving effect to the qualifications to such representations, warranties, covenants, other obligations and agreements concerning knowledge or materiality (including, without limitation, any reference to "in all material respects," "materially" or any other terms similar thereto).

     (c) Each Party shall promptly notify the other Party in writing of the existence of any material fact known to it giving rise to any obligations of any Party under this Section 9 and, in the case of any Claim brought by a third Party, which may give rise to any such obligations, each Party shall promptly notify the other Party of the making of such Claim or the commencement of such action by a third Party as and when same becomes known to it. The failure to provide notice in such manner shall not relieve the Party receiving such notice of any obligation to indemnify or reimburse any other

Party hereunder unless such failure materially prejudices the rights or increases the liability of the Party receiving such notice with respect to the matter as to which such notice relates, and then such Party's obligation to indemnify or reimburse hereunder shall be reduced only by the amount that it actually has been damaged thereby. The indemnifying Party or Parties, as the case may be (the "Indemnifying Party") may, at its own cost and expenses, assume and control defense of any Claim, including, without limitation, the right to designate counsel and to control, all negotiations, litigation, settlements, compromises and appeals of any such Claim or potential Claim; provided that the counsel is satisfactory to the indemnified Party or Parties, as the case may be ("Indemnified Party") in the exercise of its reasonable discretion. The Party not controlling the defense or prosecution of any such Claim may participate at its own costs and expense. Notwithstanding the foregoing, if FNMC is the Indemnified Party and FNMC reasonably believes that the assumption of the defense or prosecution OF all or a portion of such Claim is necessary to assure that its right or ability to enforce a material portion of its other mortgage loans or servicing rights or to assure that its method of doing business or its authority and approvals to service are not materially impaired, then, upon notice to Subservicer from FNMC, Subservicer shall permit such assumption by FNMC. Neither the Indemnifying Party nor the Indemnified Party shall be entitled to settle, compromise, decline to appeal, or otherwise dispose of any Claim, without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, such consent shall not be required for a Claim involving less than Ten Thousand Dollars ($10,000), unless the other Party reasonably believes that the settlement, compromise, declination to appeal or other disposition may (a) prejudice the Party in connection with other Claims or potential Claims, or (b) result in injunctive or other relief (excepting the payment of monetary damages) against the Party that could materially interfere with the business or operations of the Party. Following the discharge of the Indemnifying Party's obligations with respect to any Claim under this Section 9, the Indemnified Party shall, subject to Applicable Requirements, assign to the Indemnifying Party any and all related Claims against third parties. Within fifteen (15) days after receipt, the Indemnified Party shall refund to the Indemnifying Party the amounts of all recoveries received by the Indemnified Party with respect to any claim with respect to which it is reimbursed for Losses. The obligations of the Indemnifying Party under this section 9(d) shall include Losses for Claims that are settled (with the Indemnifying Party's prior written consent) whether or not such settlement includes any acknowledgment or admission of fault, liability or breach by the Indemnifying Party.

     (d) Following the receipt of written notice from the Indemnified Party of a demand for indemnification, the Indemnifying Party shall seek to cure the problem giving rise to the demand, if possible, and pay the amount for which it is liable, or otherwise take the actions which it is required to take within thirty (30) days or such lesser time as may be required by the applicable Investor, Insurer or third party claimant. As to any Claim for indemnity for which notice is given as hereinbefore provided, the corresponding obligation of indemnity shall continue to survive, subject to Section 9(c)(ii), until whichever of the following events first occurs: (1) the Indemnifying Party shall have discharged its obligation of indemnity to the Indemnified Party with respect to such claim, as required hereunder; (2) a court of competent jurisdiction shall have finally determined that the Indemnifying Party is not liable to the Indemnified Party with respect to such claim; or (3) the Indemnified Party shall have released in writing (or be held to have released) the Indemnified Party from any liability with respect to such Claim.

     (e) In the event that Mortgage Loans related to Servicing Rights acquired by FNMC under the Purchase and Sale Agreement become subject to any Claim covered by Section 9(a) prior to the applicable Transfer Date, and other mortgage loans owned or serviced by FNMC also are subject to such Claim, then the extent of Subservicer's indemnification under Section 9(a) shall equal (i) the amount of any judgment or settlement attributable to Subservicer's actions or omissions for which Subservicer must indemnify FNMC under Section 9(a), and (ii) a share of (a) the expenses and attorneys' fees incurred by FNMC after the relevant Transfer Date in the defense and/or settlement of any such Claim and (b) the expenses and attorneys' fees incurred by the claimants after the relevant Transfer Date that FNMC is required to pay pursuant to the terms of any judgment or settlement. Subservicer's share of (a) and (b) shall be calculated by multiplying the percentage of the amount that Subservicer is required to pay under clause (i) of the entire judgment or settlement amount by the total amount of expenses and attorneys' fees incurred by FNMC under Clauses (ii)(a) and (ii)(b). For example, if the amount payable by Subservicer to FNMC under clause (i) above is equal to 10% of the full amount payable by FNMC under the terms of any judgment or settlement (regardless of the percentage of FNMC's servicing portfolio (or portion thereof) that is the subject matter of any claim or settlement that is comprised of Servicing Rights purchased from Subservicer), then Subservicer shall also be responsible for 10% of the amounts under clauses (ii)(a) and
(ii)(b).


                       SECTION 10. NOTICE OF PROBLEMS

     Subservicer shall promptly furnish to FNMC (a) any notice it receives from any governmental authority, Insurer, Investor, Agency or Mortgagor of a possible or asserted claim or lawsuit against Subservicer or FNMC for repurchase of a Mortgage Loan, indemnification for damages, rescission of an insurance policy or denial of an insurance claim, or other possible remedy or sanction based upon an alleged breach or violation by Subservicer, or any prior servicer, of any Applicable Requirement with respect to the Servicing Rights it subservices hereunder, or (b) notice of any prior servicing or origination deficiency of which it receives notice or discovers following its assumption of servicing responsibilities hereunder, and in either case, shall consult with FNMC.


                          SECTION 11. NOTIFICATIONS

     Each party shall immediately upon receipt, notify the other party of any notice, instruction, demand, or any communication from any Investor which affects the Mortgage Loans, the Servicing Rights, the Custodial Accounts or the Mortgage File documents.

                             SECTION 12. DEFAULT

     The failure of Subservicer or FNMC to materially perform or materially comply with any term, condition, or agreement applicable to it contained in this Interim Agreement shall be an event of default ("Event of Default").


                          SECTION 13. RIGHT TO CURE

     If an Event of Default occurs which does not relate to the payment of money, then the defaulting party shall have until the earlier of ten ( 10) days after receipt of written notice of such Event of Default or the applicable Transfer Date to cure such Event of Default. A party that becomes aware of an Event of Default by it shall promptly notify the other party.

                            SECTION 14. REMEDIES

     If an Event of Default has occurred and has not been cured within any applicable cure period, FNMC may require Subservicer to repurchase each Mortgage Loan for which FNMC has incurred a Loss as a result of such Event of Default in accordance with Section 9.2 of the Purchase and Sale Agreement. The non-defaulting party may pursue any other remedy available to it under the terms of this Interim Agreement, the Purchase and Sale Agreement or at law or in equity.


                      SECTION 15. EFFECT OF TERMINATION

     Each party's indemnification obligations pursuant to Section 9 of this Interim Agreement shall continue after the term or any termination of this Interim Agreement subject to the limitations contained in Section 9 of this Interim Servicing Agreement.


                          SECTION 16. MISCELLANEOUS

     (a) Notices. All notices, requests, demands and other communications that are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by overnight delivery service or by registered or certified mail, return receipt requested, postage prepaid to the persons and at the addresses set forth in the corresponding provision in the Purchase and Sale Agreement or to such other address as FNMC or Subservicer shall have specified in writing to the other.

     (b) Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Interim Agreement shall be held invalid for any reasons whatsoever, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Interim Agreement and shall in no way affect the validity or enforceability of other covenants, agreements, provisions, or terms to this Interim Agreement. If the invalidity of any part, provision, representation, or warranty of this Interim Agreement shall deprive any party of the economic benefit intended to be conferred by this Interim Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Interim Agreement without regard to such invalidity.

     (c) No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of Subservicer shall be rendered as an independent contractor and not as agent for FNMC.

     (d) Execution. This Interim Agreement may be executed in one or more counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

     (e) Assignment. This Interim Agreement is not assignable.




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




     (f) Effect of Headings. The headings in this Interim Agreement are for purpose of reference only and shall not limit or otherwise affect the meaning hereof.

     (g) Other Agreements. This Interim Agreement Supersedes all prior agreements and understandings relating to the subject matter hereof, except for the Purchase and Sale Agreement. In the event of any conflict, contradiction or inconsistency between the Interim Agreement and Purchase and Sale Agreement, the terms of the Purchase and Sale agreement shall control over the Interim Agreement.

     (h) Amendments: Waiver. Neither this Interim Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. A failure or delay on the part of either party to exercise any right, power or privilege hereunder shall not operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege, nor shall any waiver as to a particular matter constitute a waiver as to any future similar matter.

     (i) Agreement. The parties agree to execute and deliver such instruments and take such actions as either party may, from time to time, reasonably request in order to effectuate the purposes and carry out the terms of this Interim Agreement.

     (j) Existence of the Parties. During the term of this Interim Agreement, the parties will keep in full force and effect their existence, rights and franchises, and their status as a HUD-approved mortgagee, a VA-approved lender, an IHDA originator and servicer, a FHLMC seller/servicer and a FNMA seller/servicer in good standing.

     (k) Governing Law. This Interim Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to its choice of law principles.

     (l) Access to Information. Subservicer shall, except with respect to those items as to which one Party has brought an action against the other Party, allow FNMC and its counsel, accountants, and other representatives, reasonable access, during normal business hours throughout the Interim Period, to all of Subservicer's files, books and records directly relating to the Servicing Rights, the Mortgage Loans, Custodial Accounts and Advances. FNMC and its representatives and affiliates shall treat all information obtained in such investigation, not otherwise in the public domain, as confidential and shall not use any such information for its own benefit, unless FNMC acquires the related Servicing Rights hereunder.

     IN WITNESS WHEREOF, each of the undersigned parties to this Interim Agreement has caused this Interim Agreement to be duly executed in its name by one of its duly authorized officers, all as of the date first above written.

                                      FIRST NATIONWIDE MORTGAGE CORPORATION

                                      By: ??????
                                         ----------------------




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



                                      Its:  Senior Vice President
                                          -------------------------------


                                      COLE TAYLOR BANK

                                           /s/ Frank S. DeGradi
                                          -------------------------------
                                      By:  Frank S. DeGradi
                                          -------------------------------
                                      Its: Group Executive Vice President





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